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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230993

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

5.375% Fixed-to-Floating Rate Subordinated Notes due 2030	$150,000,000	100.0%	$150,000,000	$19,470

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230993

Prospectus Supplement
(To Prospectus dated April 23, 2019)

PACIFIC PREMIER BANCORP, INC.

$150,000,000

5.375% Fixed-to-Floating Rate Subordinated Notes due June 15, 2030

          We are offering $150,000,000 million aggregate principal amount of our 5.375% Fixed-to-Floating Rate Subordinated Notes due June 15, 2030, referred to herein as the "Notes." The Notes will mature on June 15, 2030. From and including June 15, 2020 to, but excluding, June 15, 2025, the Notes will bear interest at a fixed annual interest rate equal to 5.375%, payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 2020. From and including June 15, 2025 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of 517 basis points, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on June 15, 2025. Notwithstanding the foregoing, in the event that benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

          We may, at our option, beginning with the interest payment date of June 15, 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under "Description of the Notes—Optional Redemption and Redemption Upon Special Events" on page S-41 of this prospectus supplement. Any redemption of the Notes prior to maturity will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. The Notes will not be convertible or exchangeable.

          There is no sinking fund for the Notes. The Notes will be unsecured and subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries' existing and future indebtedness and other obligations. The Notes are obligations of ours, Pacific Premier Bancorp, Inc., only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including our bank subsidiary, Pacific Premier Bank. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a bankruptcy, receivership, insolvency, liquidation, or similar proceeding.

          Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

	Per Note	Total
Public offering price(1)	100%	$150,000,000
Underwriting discounts and commissions(2)	1.25%	$1,875,000
Proceeds to us, before expenses	98.75%	$148,125,000

(1)
Plus accrued interest, if any, from the original issue date.

(2)
The underwriters also will be reimbursed for certain expenses incurred in this offering. See "Underwriting" for details regarding compensation to be received by the underwriters in connection with this offering.

          Investing in the Notes involves risks, including that the interest rate on the Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. You should refer to "Risk Factors" beginning on page S-22 of this prospectus supplement, on page 5 of the accompanying prospectus and the risk factors concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein, and carefully consider that information before investing in the Notes.

          The Notes are not savings accounts, deposits or other obligations of Pacific Premier Bank or any of our nonbank subsidiaries. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or public or private insurer.

          Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company, or the DTC, and its direct participants, against payment therefor in immediately available funds, on or about June 15, 2020, which is the fourth business day following the date of pricing the Notes (such settlement being referred to as "T+4"). See "Underwriting" beginning on page S-64 of this prospectus supplement for details.

Sole Book-Running Manager

Keefe, Bruyette & Woods A Stifel Company

Co-Manager

D.A. Davidson & Co.

The date of this prospectus supplement is June 9, 2020

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to "Pacific Premier," "the Company," "we," "our," "ours," and "us" or similar references refer to Pacific Premier Bancorp, Inc. and its subsidiaries, including our wholly-owned bank subsidiary, Pacific Premier Bank, which is sometimes referred to as the "Bank."

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 23, 2019, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before investing in the Notes.

        If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

        Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the Notes.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our filings with the SEC are available to the public through the SEC's website at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports are also available at our website at www.ppbi.com. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or

S-ii

accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

        We also have filed the registration statement with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered such securities. The registration statement may contain additional information that may be important to you.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to those documents, without restating that information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus supplement and, where applicable, supersede any information contained in previously-filed documents or contained in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or incorporated by reference.

        We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus supplement, provided, however, that we are not incorporating any information that is deemed "furnished" in accordance with the SEC's rules, including, but not limited to, information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2020 Annual Meeting of Shareholders, which was filed on April 8, 2020, to the extent incorporated by reference in Part III of such Annual Report on Form 10-K);

  •
  Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on April 3, 2020;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 8, 2020;

  •
  our Current Reports on Form 8-K filed on January 23, 2020 (except for information furnished under Items 2.02 and 9.01), February 3, 2020, February 6, 2020, February 7, 2020 (except for information furnished under Items 2.02 and 9.01), February 12, 2020 (except for information furnished under Items 2.02 and 9.01), February 25, 2020 (except for information furnished under Items 2.02 and 9.01), March 12, 2020 (except for information furnished under Items 2.02 and 9.01), April 28, 2020 (except for information furnished under Items 2.02 and 9.01), April 29, 2020, May 6, 2020 (except for information furnished under Items 7.01 and 9.01), May 19, 2020, June 1, 2020 (including the unaudited consolidated balance sheets of Opus Bank, as of March 31, 2020 and December 31, 2019, the related consolidated statements of income and comprehensive income (loss), changes in stockholders' equity and cash flows of Opus Bank for the three months ended March 31, 2020 and 2019 and the notes related thereto) and June 9, 2020;

  •
  the audited consolidated balance sheets of Opus Bank, as of December 31, 2019 and 2018, the related audited consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows of Opus Bank for the years ended December 31, 2019, 2018 and

S-iii

    2017, the notes related thereto and the Reports of Independent Auditors, which were previously included as part of Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-237188), which we filed with the SEC on April 6, 2020 and was declared effective on April 7, 2020; and

  •
  the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020.

        Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You can obtain copies of the documents incorporated by reference in this prospectus supplement, at no cost, by writing or calling us at the following address and telephone number:

Pacific Premier Bancorp, Inc.
17901 Von Karman Ave, Suite 1200
Irvine, California 92614
Attention: Ronald J. Nicolas, Jr.
Telephone: (949) 864-8000

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, including the documents that we incorporate by reference, contains information and statements that are considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.

        These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," or words or phrases of similar meaning. We caution that the forward-looking statements are based largely

S-iv

on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors, which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

        The novel coronavirus disease 2019, or COVID-19, pandemic is adversely affecting us, our customers, counterparties, employees and third party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. Changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. In addition to the foregoing, the following additional factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

  •
  The strength of the U.S. economy in general and the strength of the local economies in which we conduct operations;

  •
  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve System;

  •
  Inflation/deflation, interest rate, market and monetary fluctuations;

  •
  The effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, or FASB, or other accounting standards setters, including Accounting Standards Update 2016-13 (Topic 326), "Measurement of Credit Losses on Financial Instruments," commonly referenced as the CECL accounting standard, which has changed how we estimate credit losses and has increased the required level of our allowance for credit losses since our adoption of the CECL accounting standard on January 1, 2020;

  •
  The effect of acquisitions we may make, such as our acquisition of Opus Bank, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions and/or the failure to effectively integrate an acquisition target into our operations;

  •
  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

  •
  The impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

  •
  Uncertainty regarding the future of the London Interbank Offering Rate, or LIBOR, and potential alternative rates, including the secured overnight financing rate, or SOFR;

  •
  The effectiveness of our risk management framework and quantitative models;

  •
  Changes in the level of our nonperforming assets and charge-offs;

  •
  Possible credit-related impairments of securities held by us;

  •
  Possible impairment charges to goodwill;

S-v

  •
  The impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act;

  •
  Changes in consumer spending, borrowing and savings habits;

  •
  The effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations;

  •
  Our ability to attract deposits and other sources of liquidity;

  •
  The possibility that we may reduce or discontinue the payments of dividends on common stock;

  •
  Changes in the financial performance and/or condition of our borrowers;

  •
  Changes in the competitive environment among financial and bank holding companies and other financial service providers;

  •
  Public health crises and pandemics, including the COVID-19 pandemic, and the effects on the economic and business environments in which we operate, including our credit quality and business operations, as well as the impact on general economic and financial market conditions;

  •
  Geopolitical conditions, including acts or threats of foreign or domestic terrorism, actions taken by the United States or other governments in response to acts or threats of foreign or domestic terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

  •
  Cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level;

  •
  Natural disasters, earthquakes, fires and severe weather;

  •
  Unanticipated regulatory, legal or judicial proceedings;

  •
  Ambiguity in the rules and regulatory guidance regarding the Small Business Administration's Paycheck Protection Program; and

  •
  Our ability to manage the risks involved in the foregoing.

        If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and other reports and registration statements filed by us with the SEC. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking information and statements to reflect actual results or changes in the factors affecting the forward-looking information and statements. For information on the factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see "Risk Factors" under Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and under Part II, Item 1A—Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other reports as filed with the SEC, as well as the "Risk Factors" section of this prospectus supplement beginning on page S-22 and in the "Risk Factors" section of the accompanying prospectus beginning on page 5. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on our operations and future prospects.

        Forward-looking information and statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the SEC, all of which are accessible on the SEC's website at www.sec.gov, and should not place undue reliance on such statements.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus and under the "Risk Factors" section included as Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent filings with the SEC, including in Item 1A. of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to determine whether an investment in the Notes is appropriate for you.

Company Overview

        We are a California-based bank holding company incorporated in 1997 in the State of Delaware and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, or BHCA. Our wholly-owned subsidiary, Pacific Premier Bank, is a California state-chartered commercial bank and is a member of the Federal Reserve System. The Bank is a member of the Federal Home Loan Bank of San Francisco, or FHLB, which is a member bank of the Federal Home Loan Bank System. The Bank's deposit accounts are insured by the FDIC up to the maximum amount currently allowable under federal law. The Bank currently is subject to examination and regulation by the Federal Reserve Bank of San Francisco, or the FRB, the California Department of Business Oversight—Division of Financial Institutions, or DBO, the Consumer Financial Protection Bureau, or CFPB, and the FDIC.

        We are an innovative growth company keenly focused on building shareholder value through consistent earnings, creating franchise value and effectively managing capital. Our growth is derived both organically and through acquisitions of financial institutions and lines of business that complement our commercial business banking strategy. The Bank's primary target market is small and middle market businesses.

        Effective as of June 1, 2020, we consummated our acquisition of Opus Bank, a California-chartered commercial bank, or Opus, which operated 46 banking offices in California, the Seattle/Puget Sound region in Washington, the Phoenix metropolitan area in Arizona and in Portland, Oregon. As of March 31, 2020, Opus had $8.4 billion in total assets, $6.0 billion in gross loans and $6.7 billion in total deposits. Opus also operated a trust company subsidiary that, as of March 31, 2020, had approximately $14 billion of custodial individual retirement account assets and approximately 45,000 client accounts, which are comprised of self-directed investors, institutions, capital raisers and financial advisors. The acquisition of Opus is discussed further under "Recent Developments" below.

        Following the Opus acquisition, we primarily conduct business through our 63 branch offices in California, 16 branch offices in the Seattle/Puget Sound region in Washington, two branch offices in the Portland metropolitan area in Oregon and Washington, four branches in the Phoenix metropolitan area of Arizona, and one branch office in Clark County, Nevada. We provide banking services within our targeted markets to businesses, including the owners and employees of those businesses, professionals, real estate investors and non-profit organizations. Additionally, we provide certain banking services nationwide. We provide customized cash management, electronic banking services and credit facilities to Homeowner's Associations, or HOAs, and HOA management companies nationwide. We provide U.S. Small Business Administration, or SBA, loans nationwide, which provide entrepreneurs and small business owners' access to loans needed for working capital and continued growth. In addition, we offer loans and other services nationwide to experienced owner-operator franchisees in the quick service restaurant, or QSR, industry.

Following our acquisition of Opus, we now offer commercial escrow services through our Commerce Escrow division and facilitate 1031 Exchange transactions through our RPM exchange divisions. In addition, our trust department, which formerly operated through Opus's trust company subsidiary, has approximately $14 billion of custodial individual retirement account assets and approximately 45,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators and financial advisors.

        Through our branches and our website at www.ppbi.com, we offer a broad array of deposit products and services, including checking, money market and savings accounts, electronic banking services, treasury management services and online bill payment. We also offer a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, home equity lines of credit, construction loans, farmland and consumer loans. At March 31, 2020, we had consolidated total assets of $12.0 billion, net loans of $8.6 billion, total deposits of $9.0 billion, and consolidated total stockholders' equity of $2.0 billion. At March 31, 2020, the Bank was considered a "well-capitalized" financial institution for regulatory capital purposes.

        Our common stock is traded on the Nasdaq Global Select Market under ticker symbol "PPBI." For a discussion of risks and uncertainties involved with an investment in our securities, see the sections of this prospectus supplement and the accompanying prospectus titled "Risk Factors."

        Our executive offices are located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and our telephone number is (949) 864-8000. Our website address is www.ppbi.com. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement under the heading "Incorporation of Certain Documents by Reference".

COVID-19 Pandemic

        The recent COVID-19 pandemic has led to adverse impacts on economic conditions and created uncertainty in financial markets. Correspondingly, in early March 2020, we began preparing for potential disruptions and government limitations of activity in the markets in which we serve. Our team activated our Business Continuity Program and Pandemic Preparedness Plan and was able to quickly execute on multiple initiatives to adjust our operations to protect the health and safety of our employees and clients.

        We were able to quickly establish our process for participating in the SBA Paycheck Protection Program, or PPP, which was authorized pursuant to the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, that enabled our clients to utilize this valuable resource beginning in April 2020. Through May 31, 2020, our team has executed over 3,700 PPP loans for approximately $1.12 billion in the two rounds of the program, which has allowed us to further strengthen and deepen our client relationships, while positively impacting thousands of individuals.

        We are closely monitoring the credit quality of our loan portfolio and monitoring line of credit draws for deviation from normal activity in an attempt to improve loan performance and reduce credit risk. In keeping with regulatory guidance to work with borrowers during this unprecedented situation and as outlined in the CARES Act, the Bank is providing loan modifications where appropriate, including potential interest-only payments or payment deferrals for clients that are adversely affected by the COVID-19 pandemic. As of May 31, 2020, we have approved payment deferrals on approximately 14.6% of our total loans with a total recorded balance of $2.3 billion pursuant to the COVID-19 modification program.

        Given the fluidity of the situation, at this time management cannot estimate the long term impact that the COVID-19 pandemic and the preventative and responsive measures taken by various state and local governments, as well as the U.S. government, to stem the spread and impact of the COVID-19 pandemic and to support consumers, businesses and the economy as a whole, will have on our business prospects, financial condition or operating results. We anticipate the COVID-19 pandemic to have an impact on the following:

  •
  Loan growth and interest income—Current weakness in economic activity may have an impact on our borrowers, the businesses they operate and their financial condition. If we experience a protracted decline in economic activity, our borrowers may have less demand for credit needed to invest in and expand their businesses and/or support their ongoing operations, and our retail borrowers may have less demand for real estate and consumer loans. Additionally, during the first quarter of 2020, the Federal Reserve's Federal Open Market Committee reduced the federal funds rate to a range of 0% to 0.25%. The potential for a reduction in future loan growth in conjunction with the decline in interest rates may place pressure on the level of and yield on earnings assets which may negatively impact our interest income.

  •
  Credit quality—Increases in unemployment, declines in consumer confidence, and a reluctance on the part of businesses to invest in and expand their operations, among other things, may result in additional weakness in economic conditions, place strain on our borrowers and ultimately impact the credit quality of our loan portfolio. As a result, we may experience increases in the level of past due, nonaccrual and classified loans, as well as higher net charge-offs. Deterioration in credit quality in conjunction with weakness in current and expected economic conditions, may require us to record additional provisions for credit losses.

  •
  CECL—On January 1, 2020, we adopted the provisions of ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASC 326 requires us to measure credit losses on certain financial assets, such as loans and debt securities, using the CECL model. The CECL model for measuring credit losses is highly dependent upon expectations of future economic conditions and requires a considerable amount of judgment. Should expectations concerning future economic conditions continue to deteriorate, we may be required to record additional provisions for credit losses.

  •
  Impairment charges—Prolonged deterioration in economic conditions may have an adverse impact on our operating results and the value of certain of our assets. As a result, we may be required to write-down the value of certain assets such as goodwill or deferred tax assets when there is evidence to suggest their value has become impaired or will not be realizable at a future date. For example, notwithstanding our prior determination that, as of March 31, 2020, our goodwill with a balance of $808.3 million as of that date was not impaired, there can be no assurances that prolonged significant negative economic trends resulting from the COVID-19 pandemic, including the volatility in the market price of our common stock, or reduced estimates of future cash flows or disruptions to our business, will not result in future impairments to our goodwill or other intangibles, such as our core deposit intangibles. If our analysis in future periods results in impairment to goodwill or other intangibles, we would be required to record an impairment charge to earnings in our financial statements during the relevant period in which such impairment is determined to exist. Any such change could have a material adverse effect on our financial condition, results of operations, the Bank's ability to pay dividends to the Company, our ability to pay dividends to our shareholders and our stock price. Notably, any future goodwill impairment would constitute a non-cash charge and would not impact the Company's or the Bank's regulatory capital.

Recent Developments

        Effective June 1, 2020, we completed our acquisition of Opus. At March 31, 2020, Opus had $8.4 billion of total assets, $6.0 billion of total loans, and $6.7 billion of total deposits. In connection with the Opus acquisition, the Bank assumed Opus's 5.5% Fixed-to-Floating Rate Subordinated Notes due 2026, with a carrying value of $133.3 million as of March 31, 2020. As a result of the Opus acquisition and if we assume the acquisition closed on March 31, 2020, we have approximately $20.0 billion of consolidated total assets, approximately $15.8 billion of total deposits and approximately $2.7 billion of consolidated stockholders' equity as of that date. See "Unaudited Pro Forma Combined Condensed Consolidated Financial Data" beginning on page S-14 and our Current Report on Form 8-K filed with the SEC on June 1, 2020 that is incorporated by reference in this prospectus supplement, which contains Opus's unaudited consolidated financial statements and notes thereto for the quarters ended March 31, 2020 and 2019.

THE OFFERING

        The following summary contains basic information about the Notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled "Description of the Notes."

Issuer:	Pacific Premier Bancorp, Inc.
Securities Offered:	5.375% Fixed-to-Floating Rate Subordinated Notes due 2030
Aggregate Principal Amount:	$150,000,000
Issue Price:	100%
Maturity Date:	The Notes will mature on June 15, 2030, or the maturity date.
Interest:
From and including the date of original issuance to, but excluding, June 15, 2025 or the date of earlier redemption, or the "fixed rate period", the Notes will bear interest at a fixed rate of 5.375% per annum, payable semi-annually in arrears on and of each year, commencing on December 15, 2020. We refer to each such date as a "fixed interest payment date". The last fixed rate interest payment date for the fixed rate period will be June 15, 2025.

From and including June 15, 2025 to, but excluding, the maturity date or the date of earlier redemption, which we refer to as the "floating rate period," the Notes will bear interest at a floating rate per annum equal to the Benchmark (as defined under "Description of the Notes—Interest Rate and Interest Payment Dates") rate (which is expected to be Three-Month Term SOFR) plus a spread of basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2025. We refer to each such date as a "floating interest payment date", and we refer to the fixed interest payment dates together with the floating interest payment dates as "interest payment dates". Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under "Description of the Notes—Interest Rate and Interest Payment Dates").

If the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under "Description of the Notes") have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of the Notes—Effect of Benchmark Transition Event," which are referred to herein as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under "Description of the Notes") plus 517 basis points.
Day Count Convention:
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, June 15, 2025 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
Record Dates:	The record date for the Notes is the first day of the month of the applicable interest payment date.
No Guarantees:
The Notes are not guaranteed by any of our subsidiaries, including the Bank. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under "Ranking."
Ranking:
The Notes offered by this prospectus supplement will be issued by the Company under an indenture, dated as of May 8, 2019, between the Company and Wilmington Trust, National Association, as trustee, which we refer to as the trustee, as amended and supplemented by a second supplemental indenture, dated as of June 15, 2020, between the Company and the trustee. We refer to the indenture, as amended and supplemented by the second supplemental indenture, as the indenture.
The Notes will be our unsecured, subordinated obligations and:

•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined and discussed under "Description of the Notes—Subordination of the Notes" in this prospectus supplement);

• will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•

will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including our 5.75% Subordinated Notes due 2024, 7.125% Subordinated Notes due 2025 and 4.875% Fixed-to-Floating Rate Subordinated Notes due 2029;

•

will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes, including our subordinated debentures; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank's depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2020 and on a pro forma basis giving effect to the Opus acquisition, the Bank and our other subsidiaries had outstanding indebtedness, including the 5.5% Fixed-to-Floating Rate Subordinated Notes due 2026 that the Bank assumed in connection with the Opus acquisition, total deposits and other liabilities of approximately $17.2 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As of March 31, 2020, the Company, at the holding company level, had no outstanding Senior Indebtedness ranking senior to the Notes, approximately $207.3 million of subordinated notes ranking on parity with the Notes and $8.0 million of subordinated debt securities ranking junior to the Notes. For more information, see "Description of the Notes—Subordination of the Notes" in this prospectus supplement.
The indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Optional Redemption:
We may, beginning with the interest payment date of June 15, 2025, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
Special Redemption:
We may also redeem the Notes at any time, including prior to June 15, 2025, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

Sinking Fund:	There is no sinking fund for the Notes.
Further Issuances:
The Notes initially will be limited to an aggregate principal amount of $150,000,000. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.
Use of Proceeds:
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $147.4 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repayment or redemption of outstanding indebtedness, repurchasing shares of our common stock and for investments in the Bank as regulatory capital. See "Use of Proceeds" in this prospectus supplement.
Book Entry Form; Denomination:	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Listing:
The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently there is no market for the Notes, and there can be no assurances that any public market for the Notes will develop.
Governing Law:	The Notes and the indenture will be governed by the laws of the State of New York.
Trustee:	Wilmington Trust, National Association.
Risk Factors:
An investment in the Notes involves risks. You should carefully consider the information contained under "Risk Factors" in this prospectus supplement beginning on page S-22 and the accompanying prospectus and under the Risk Factors section included as Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and as supplemented by Item 1A. of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.
Calculation Agent	We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following tables present selected historical financial data derived from our unaudited consolidated financial statements as of and for the three months ended March 31, 2020 and 2019, which are incorporated by reference herein, and selected historical financial data derived from our audited consolidated financial statements as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015, which are incorporated by reference herein.

        You should read the information set forth below, together with our consolidated financial statements and related notes, as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report for the quarter ended March 31, 2020, which have been filed with the SEC and are incorporated by reference in this prospectus supplement. See "Incorporation of Certain Documents by Reference."

        Information for the three month periods ended March 31, 2020 and 2019 is derived from unaudited financial statements and has been prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the three month period ended March 31, 2020 do not necessarily indicate the results which may be expected for any future period or the full year.

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in thousands, except per share data)
Selected Balance Sheet Data:
Securities, FHLB, FRB and other stock, at cost	$1,465,172	$1,310,055	$1,499,283	$1,243,350	$871,601	$426,832	$312,207
Loans held for sale, at lower of cost or fair value	111	11,671	1,672	5,719	23,426	7,711	8,565
Loans held for investment, net	8,639,447	8,827,999	8,686,613	8,800,746	6,167,288	3,220,317	2,236,998
Allowance for credit losses(4)	115,422	37,856	35,698	36,072	28,936	21,296	17,317
Total assets	11,976,209	11,580,495	11,776,012	11,487,387	8,024,501	4,036,311	2,789,599
Total deposits	9,093,072	8,715,175	8,898,509	8,658,351	6,085,886	3,145,581	2,195,123
Total borrowings	736,286	719,972	732,171	777,994	641,410	397,354	265,388
Total liabilities	9,973,292	9,573,431	9,763,418	9,517,690	6,782,505	3,576,571	2,490,619
Total stockholders' equity	2,002,917	2,007,064	2,012,594	1,969,697	1,241,996	459,740	298,980
Operating Data:
Interest income	$123,789	$131,243	$526,107	$448,423	$270,005	$166,605	$118,356
Interest expense	14,614	19,837	78,806	55,712	22,503	13,530	12,057

Net interest income before provision for credit losses	109,175	111,406	447,301	392,711	247,502	153,075	106,299
Provision for credit losses	25,454	1,526	5,719	8,253	8,432	9,296	6,631

Net interest income after provision for credit losses	83,721	109,880	441,582	384,458	239,070	143,779	99,668
Net gain from loan sales	771	1,729	6,642	10,759	12,468	9,539	7,970
Other noninterest income	13,704	5,952	28,594	20,268	18,646	10,063	6,418
Noninterest expense	66,631	63,577	259,065	249,905	167,958	98,063	73,332

Income before income tax	31,565	53,984	217,753	165,580	102,226	65,318	40,724
Income tax	5,825	15,266	58,035	42,240	42,126	25,215	15,209

Net income	$25,740	$38,718	$159,718	$123,340	$60,100	$40,103	$25,515

Per Share Data:
Net income per share—basic	$0.43	$0.62	$2.62	$2.29	$1.59	$1.49	$1.21
Net income per share—diluted	0.43	0.62	2.60	2.26	1.56	1.46	1.19
Weighted average common shares outstanding—basic	59,007,191	61,987,605	60,339,714	53,963,047	37,705,556	26,931,634	21,156,668
Weighted average common shares outstanding—diluted	59,189,717	62,285,783	60,692,281	54,613,057	38,511,261	27,439,159	21,488,698
Book value per common share—basic	$33.40	$31.97	$33.82	$31.52	$26.86	$16.54	$13.86
Book value per common share—diluted	33.29	31.82	33.69	31.38	26.73	16.78	13.78
Performance Ratios:
Return on average assets(1)	0.89%	1.34%	1.38%	1.26%	0.99%	1.11%	0.97%
Return on average equity(1)	5.05	7.78	8.00	7.71	6.75	9.30	9.31
Average equity to average assets	17.57	17.23	17.29	16.33	14.62	11.97	10.45
Equity to total assets at end of period	16.72	17.33	17.09	17.15	15.48	11.39	10.72
Average interest rate spread	3.73	3.80	3.75	4.00	4.18	4.22	4.01
Net interest margin	4.24	4.37	4.33	4.44	4.43	4.48	4.25
Efficiency ratio(2)(3)	52.6	49.3	50.8	51.6	51.0	53.6	55.9
Average interest-earnings assets to average interest-bearing liabilities	188.10	173.64	176.89	169.84	164.66	166.42	149.17
Asset Quality Ratios:
Nonperforming loans, to total loans held for investment	0.24	0.14	0.10%	0.05%	0.05%	0.04%	0.18%
Nonperforming assets as a percent of total assets	0.18	0.11	0.08	0.04	0.04	0.04	0.18
Net charge-offs to average total loans, net	0.06	0.01	0.09	0.01	0.02	0.17	0.06
Allowance for credit losses to loans held for investment at period end(4)	1.32	0.43	0.41	0.41	0.47	0.66	0.77
Allowance for credit losses as a percent of nonperforming loans, gross at period end(4)	560	295	413	743	881	1,866	436
Pacific Premier Bank Capital Ratios(5):
Tier 1 leverage ratio	12.54%	11.39%	12.39%	11.06%	11.59%	10.94%	11.41%
Common equity Tier 1 risk-based capital ratio	13.70	12.07	13.43	11.87	11.77	11.65	12.35
Tier 1 capital to total risk-weighted assets	13.70	12.07	13.43	11.87	11.77	11.65	12.35
Total capital to total risk-weighted assets	14.28	12.49	13.83	12.28	12.22	12.29	13.07
Pacific Premier Bancorp, Inc. Capital Ratios(5):
Tier 1 leverage ratio	10.68%	10.69%	10.54%	10.38%	10.61%	9.78%	9.52%
Common equity Tier 1 risk-based capital ratio	11.59	11.08	11.35	10.88	10.48	10.12	9.91
Tier 1 capital to total risk-weighted assets	11.66	11.32	11.42	11.13	10.78	10.41	10.28
Total capital to total risk-weighted assets	14.23	12.58	13.81	12.39	12.46	12.72	13.43

(1)
Ratio for the three months ended March 31, 2020 and 2019 is annualized.

(2)
This is a non-GAAP measure that represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger related and litigation expenses, to the sum of net interest income before provision for loan losses and total noninterest income less gain (loss) on sale of securities, gain (loss) on sale of other real estate owned, other-than-temporary impairment recovery (loss) on investment securities, and gain on acquisitions. For a reconciliation of this measure to a comparable GAAP financial measure, please see "Non-GAAP Financial Information."

(3)
Represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger-related expense to the sum of net interest income before provision for credit losses and total noninterest income, less gains (loss) on sale of securities, other-than-temporary impairment recovery (loss) on investment securities, and gain (loss) from other real estate owned and gain (loss) from debt extinguishment.

(4)
The allowance for credit losses as of December 31, 2019 and prior was accounted for under ASC 450 and ASC 310, which is reflective of probable incurred losses as of the balance sheet date. The allowance for credit losses at March 31, 2020 is accounted for under ASC 326, which is reflective of estimated expected lifetime credit losses.

(5)
Pacific Premier adopted the Basel III rule effective January 1, 2015. All ratios subsequent to the effective date reflect its adoption, while ratios for the prior periods reflect the previous capital rules under Basel I.

NON-GAAP FINANCIAL INFORMATION

        The Company uses certain financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP, to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures and may not be comparable to non-GAAP financial measures that may be presented by other companies. These non-GAAP measures include the following:

  •
  Tangible common equity: Total stockholders' equity is reduced by the amount of intangible assets, including goodwill.

  •
  Tangible common equity amounts and ratios, tangible assets, tangible book value per share and return on average tangible common equity: Given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to equity-to-assets ratio, total assets, book value per share and return on average common equity, respectively.

  •
  Efficiency ratio: This is a non-GAAP measure that represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger related and litigation expenses, to the sum of net interest income before provision for loan losses and total noninterest income less gain (loss) on sale of securities, gain (loss) on sale of other real estate owned, other-than-temporary impairment recovery (loss) on investment securities, and gain on acquisitions.

        The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

	At or For the Year Ended December 31,
	2019	2018	2017	2016	2015
Total stockholders' equity	$2,012,594	$1,969,697	$1,241,996	$459,740	$298,980
Less: Intangible assets	891,634	909,282	536,343	111,941	58,002

Tangible common equity	$1,120,960	$1,060,415	$705,653	$347,799	$240,978

Total assets	$11,776,012	$11,487,387	$8,024,501	$4,036,311	$2,789,599
Less: Intangible assets	891,634	909,282	536,343	111,941	58,002

Tangible assets	$10,884,378	$10,578,105	$7,488,158	$3,924,370	$2,731,597

Common Equity ratio	17.09%	17.15%	15.48%	11.39%	10.72%
Less: Intangible equity ratio	6.79	7.13	6.06	2.53	1.90

Tangible common equity ratio	10.30%	10.02%	9.42%	8.86%	8.82%

Basic shares outstanding	59,506,057	62,480,755	46,245,050	27,798,283	21,570,746
Book value per share	$33.82	$31.52	$26.86	$16.54	$13.86
Less: Intangible book value per share	14.98	14.55	11.60	4.03	2.69

Tangible book value per share	$18.84	$16.97	$15.26	$12.51	$11.17

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Net income	$25,740	$41,098	$38,718
Plus CDI amortization expense	3,965	4,247	4,436
Less CDI amortization expense tax adjustment(1)	1,137	1,218	1,288

Net income for average tangible common equity	28,568	$44,127	$41,866

Average stockholders' equity	$2,037,126	$2,004,815	$1,991,861
Less average CDI	81,744	85,901	98,984
Less average goodwill	808,322	808,322	808,726

Average tangible common equity	$1,147,060	$1,110,592	$1,084,151

Return on average equity(2)	5.05%	8.20%	7.78%
Return on average tangible common equity(2)	9.96%	15.89%	15.45%

(1)
CDI amortization expense adjusted by statutory tax rate.

(2)
Ratio is annualized.

	At or For the Three Months Ended
				At or For the Year Ended December 31,
	March 31, 2019	December 31, 2019	March 31, 2019
				2019	2018	2017	2016	2015
	(Dollars in thousands)
Efficiency Ratio:
Total noninterest expense	$66,631	$66,216	$63,577	$259,065	$249,905	$167,958	$98,583	$73,538
Less: core deposit intangible amortization	3,965	4,247	4,436	17,245	13,594	6,144	2,039	1,350
Less: merger-related expense	1,724	—	655	656	18,454	21,002	4,388	4,799
Less: other real estate owned operations, net	14	31	3	160	4	72	385	121

Noninterest expense, adjusted	$60,928	$61,938	$58,483	$241,004	$217,853	$140,740	$91,771	$67,268
Net interest income	$109,175	$112,919	$111,406	$447,301	$392,711	$247,502	$153,075	$106,299
Add: total noninterest income (loss)	14,475	9,801	7,681	35,236	31,027	31,114	19,602	14,388
Less: net gain (loss) from investment securities	7,760	3,671	427	8,571	1,399	2,737	1,797	290
Less: other-than-temporary impairment—securities	—	—	—	2	4	1	(205)	—
Less net gain (loss) from debt extinguishment	—	(398)	—	(612)	—	—	—	—
Less: Net gain (loss) from other real estate owned	—	—	—	52	281	46	—	—

Revenue, adjusted	$115,890	$119,447	$118,660	474,524	$422,054	$275,832	$171,085	$120,397

Efficiency ratio	52.6%	51.9%	49.3%	50.8%	51.6%	51.0%	53.6%	55.9%

 UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

        The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition as of March 31, 2020 combine the historical Consolidated Statements of Financial Condition of Pacific Premier and the historical Consolidated Balance Sheet of Opus as of such date (i) on an actual historical basis and (ii) assuming the completion of the Opus acquisition at such date using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Data.

        The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the three months ended March 31, 2020 combine the historical Consolidated Statements of Operations of Pacific Premier and the historical Consolidated Statements of Income of Opus for such period, giving effect to the Opus acquisition as if the Opus acquisition had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Data.

        Although pro forma financial information is not a measurement of performance calculated in accordance with GAAP, Pacific Premier believes that the below pro forma financial information is important because it gives effect to the Opus acquisition. The manner in which Pacific Premier and Opus calculate pro forma financial information may differ from similarly titled measures reported by other companies.

        The Unaudited Pro Forma Combined Condensed Consolidated Financial Data included in this prospectus supplement are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the Opus acquisition had been completed on the dates or at the beginning of the periods indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Condensed Consolidated Financial Data have been derived from and should be read in conjunction with the respective period's historical consolidated financial statements and the related notes of Pacific Premier and Opus. The historical consolidated financial statements of Pacific Premier are included in Pacific Premier's Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which is incorporated by reference in this prospectus supplement. The historical consolidated financial statements of Opus are included in Pacific Premier's Current Report on Form 8-K filed on June 1, 2020, which is incorporated by reference in this prospectus supplement.

        The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during the periods presented.

        The unaudited pro forma combined condensed consolidated stockholders' equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Pacific Premier's common stock or the actual or future results of operations of Pacific Premier for any period. Actual results may be materially different than the pro forma information presented.

 PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
AS OF MARCH 31, 2020
(Dollars in thousands)

	Pacific Premier Bancorp, Inc. Historical	Opus Bank Historical	Pro Forma Adjustments	Notes	Pro Forma Combined(1)
Assets
Cash and cash equivalents	$534,032	$798,915	$(65,099)	(2)	$1,267,848
Interest-bearing time deposits with financial institutions	2,708	—	—		2,708
Investment securities	1,372,314	991,261	2,069	(3)	2,365,644
Loan held for sale, at lower of cost or fair value	111	—	—		111
Loans held for investment	8,754,869	5,990,190	(143,056)	(4)	14,602,003
Allowance for credit losses	(115,422)	(51,424)	(45,306)	(5)	(212,152)

Loans, net	8,639,447	5,938,766	(188,362)		14,389,851
Premises and equipment	61,615	20,803	(3,697)	(6)	78,721
Goodwill	808,322	235,603	(133,653)	(7)	910,272
Intangible assets	79,349	32,866	(8,673)	(8)	103,542
Other assets	478,311	364,980	67,827	(9) (18)	911,118

Total assets	$11,976,209	$8,383,194	$(329,588)		$20,029,815

Liabilities
Deposits	$9,093,072	$6,702,821	$8,736	(10)	$15,804,629
Other borrowings	521,017	450,000	4,002	(11)	975,019
Subordinated debentures	215,269	133,342	6,900	(11)	355,511
Other liabilities	143,934	90,731	(4,991)	(12)	229,674

Total liabilities	9,973,292	7,376,894	14,647		17,364,833

Stockholders' equity
Preferred stock	—	29,110	(29,110)	(13)	—
Common stock	586	700,220	(699,876)	(13)	930
Additional paid-in capital	1,596,680	90,241	628,058	(13)	2,314,979
Retained earnings	361,242	213,588	(270,166)	(13) (18)	304,664
Accumulated other comprehensive income	44,409	3,862	(3,862)	(13)	44,409
Treasury stock	—	(30,721)	30,721	(13)	—

Total stockholders' equity	2,002,917	1,006,300	(344,235)		2,664,982

Total liabilities and stockholders' equity	$11,976,209	$8,383,194	$(329,588)		$20,029,815

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Data.

 PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2020
(Dollars in thousands, except per share data)

	Pacific Premier Bancorp, Inc. Historical	Opus Bank Historical	Pro Forma Adjustments	Notes	Pro Forma Combined(1)
Interest income	$123,789	$68,899	$11,921	(14)	$204,609
Interest expense	14,614	17,823	(3,849)	(15)	28,588

Net interest income before provision for loan losses	109,175	51,076	15,770		176,021
Provision for credit losses	25,454	7,557	78,580	(5)	111,591

Net interest income after provision for loan losses	83,721	43,519	(62,810)		64,430
Noninterest income	14,475	13,900	—		28,375
Noninterest expense	66,631	139,036	435	(16)	206,102

Income before income tax	31,565	(81,617)	(63,245)		(113,297)
Income tax	5,825	3,226	(11,671)		(2,620)

Net income	$25,740	$(84,843)	$(51,574)		$(110,677)

Earnings per common share
Basic	$0.43	$(2.34)			$(1.20)
Diluted	0.43	(2.34)			(1.20)
Weighted average common shares outstanding
Basic	59,007,191	36,373,280	(3,637,328)	(17)	91,743,143
Diluted	59,189,717	36,373,280	(3,637,328)	(17)	91,925,669

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Data.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

Note A—Basis of Presentation

        The Unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition and explanatory notes as of March 31, 2020 combines the historical Consolidated Statement of Financial Condition of Pacific Premier and the historical Consolidated Balance Sheet of Opus as of such date (i) on an actual historical basis and (ii) assuming the completion of the Opus acquisition at such date, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Data. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition as of March 31, 2020 gives effect to the Opus acquisition.

        The Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations and explanatory notes for the year ended March 31, 2020 combine the historical Consolidated Statements of Operations of Pacific Premier and the historical Consolidated Statements of Income of Opus for such period, giving effect to the Opus acquisition as if the Opus acquisition had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Data.

        Since the Opus acquisition is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Pacific Premier's balance sheet. In addition, certain anticipated costs associated with the Opus acquisition such as professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

        While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, or ACL, for purposes of the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the three months ended March 31, 2020, Pacific Premier assumed no adjustments to the historical amounts of Opus's provisions for credit losses. In addition, the fair value of the loan portfolio is not necessarily reflective of the ACL calculated under the current expected credit losses, or CECL, as the fair value also takes into account an interest and liquidity component.

Note B—Accounting Policies and Financial Statement Classifications

        The accounting policies of Opus are in the process of being reviewed in detail by Pacific Premier. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

        In connection with the Opus acquisition, the plan to integrate Pacific Premier's and Opus's operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain furniture and equipment. Pacific Premier also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and in the period incurred.

Note D—Estimated Annual Cost Savings

        Pacific Premier expects to realize cost savings following the Opus acquisition. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

        The following pro forma adjustments have been reflected in the Unaudited Pro Forma Combined Condensed Consolidated Financial Data. All adjustments are based on current assumptions and valuations, which are subject to change.

Adjustments to the pro forma condensed combined balance sheet

  1.
  The pro forma data in this column presents the unaudited financial data for Pacific Premier on a pro forma combined basis reflecting the consummation of the Opus acquisition, as applicable, if the Opus acquisition had taken place as of the date indicated, or at the beginning of the period indicated, after giving effect to the pro forma adjustments described in the other footnotes to this table.

  2.
  Adjustment reflects $65.1 million for estimated transactions costs.

  3.
  Fair market value adjustment for investment securities.

  4.
  Adjustment made to reflect the preliminary estimated market value of loans, which includes an estimate of lifetime credit losses and an interest rate and liquidity component, as well as a gross-up of the purchased credit deteriorated, or PCD, loans by approximately $18.1 million of ACL. Loans include net deferred costs and unearned discounts.

  5.
  Purchase accounting reversal of allowance for credit losses, which is not carried over under ASC 805, Business Combinations, as well as the initial estimated ACL for purchased credit deteriorated loans of approximately $18.1 million established through an adjustment to the acquired loan balance and the initial estimated ACL for non-PCD loans of approximately $78.6 million, which is recorded as provision for credit losses with a deferred tax adjustment of $22.0 million, resulting in a net impact to retained earnings of $56.6 million. The off-balance sheet commitments or investment securities are not adjusted for estimated ACL as these adjustments are considered immaterial or not applicable at this time. Management will continue to evaluate and monitor the estimated ACL for these items.

  6.
  Estimated fair market value adjustment for property and leases.

  7.
  Adjustments to goodwill to eliminate Opus's historical goodwill of $235.6 million and record estimated goodwill associated with the acquisition of $102.0 million resulting from the difference between the consideration paid to Opus shareholders less the net fair value of the acquired assets and assumed liabilities. Goodwill can be summarized as follows (dollars in thousands, except share and per share data):

Opus Bank March 31, 2020
Pacific Premier shares issued to Opus Bank shareholders, net of fractional shares, as of May 29, 2020	34,407,486
Pacific Premier issue price per common share, based on the closing price as of May 29, 2020	$21.62
Value of stock consideration paid to shareholders	$743,890
Value of restricted stock awards	326
Value in-the-money from options and warrants	—

Total pro forma aggregate merger consideration paid	$744,216

Equity of Opus at March 31, 2020	$1,006,300
Less: goodwill of Opus	(235,603)

Stockholders' equity less goodwill	770,697
Fair value adjustment to assets and liabilities:
Loans held for investment, net	(161,206)
Allowance for credit loss	51,424

Loans, net	(109,782)
Securities	2,069
Premises and equipment	(3,697)
Intangible assets	(8,673)
Deferred tax effect of adjustments, excluding transactions costs (28%)	40,441
Other assets	(1,436)
Deposits	(8,736)
Other borrowings	(4,002)
Subordinated debentures	(6,900)
Other liabilities	4,991

Total fair value adjustments	(95,725)

Fair value of net assets acquired	674,972
Add: Capitalized merger-related expense	(32,706)

Preliminary pro forma goodwill	$101,950

  8.
  Adjustments to other intangible assets to eliminate Opus's historical core deposit intangibles of $32.9 million and record estimated core deposit intangible and customer relationship intangible assets associated with the acquisition of $21.0 million and $3.2 million purchase accounting adjustments, respectively. The fair value of core deposit intangible assets is assumed to be 0.40% of core deposits for Opus.

  9.
  Deferred tax asset created from transaction expenses and fair market value adjustments of other assets, including lease assets.

  10.
  Fair market value adjustment for time deposits.

  11.
  Fair market value adjustment for borrowings.

  12.
  Fair market value adjustment for lease liability related to acquired operating leases.

  13.
  Purchase accounting reversal of preferred and common equity accounts, and adjustments to additional paid- in capital includes consideration paid, transaction costs, fair market value adjustments, tax adjustments and goodwill created.

Adjustments to the pro forma condensed combined statements of operations

  14.
  The amortization/accretion of fair value adjustments related to loans based on sum of years' digits accelerated method over the estimated lives of the related asset, which approximates 60 months.

  15.
  The amortization/accretion of fair value adjustments related to deposits, other borrowings and subordinated debentures are recognized over 60 months, 12 months, and 60 months, respectively.

  16.
  Noninterest expense of Opus for the three months ended March 31, 2020 includes a goodwill impairment loss of $96.2 million driven predominantly by the negative impact of the COVID-19 pandemic on stock market valuations and the price of Opus common stock. Pro forma adjustment includes amortization of core deposit intangibles and customer relationship intangibles over an estimated ten-year and twelve-year life, respectively, as well as the fair value adjustments related to fixed assets and other assets over the estimated life of two years.

  17.
  Adjustment reflects the elimination of Opus's weighted average shares outstanding, offset by the issuance of common stock by Pacific Premier for each outstanding share of Opus's common stock to be issued in connection with the Opus acquisition.

  18.
  Adjustment reflects a deferred tax adjustment of $22.0 million and a net impact to retained earnings of $56.7 million, attributable to the $78.6 million of ACL for the acquired non-PCD loans.

UNAUDITED COMPARATIVE PER SHARE DATA

        The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the Pacific Premier common stock and the Opus common stock. The pro forma and pro forma equivalent per share information for the three months ended March 31, 2020 gives effect to the Opus acquisition as if the transaction had been effective on the last date of the period, in the case of book value data, and as if the transaction had been effective on the first day of the period, in the case of income and dividend data. The pro forma information in the below table assumes that the Opus acquisition is accounted for under the acquisition method of accounting. The information in the following table is based on, and should be read together with, (i) the historical consolidated financial statements of Pacific Premier included in Pacific Premier's Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which is incorporated by reference in this prospectus supplement, and (ii) the historical consolidated financial statements of Opus included in Pacific Premier's Current Report on Form 8-K filed on June 1, 2020, which is incorporated by reference in this prospectus supplement.

At or for the Three Months Ended March 31, 2020
Net Income Per Common Share(1):
Historical Pacific Premier
Basic	$0.43
Diluted	0.43
Historical Opus
Basic	(2.34)
Diluted	(2.34)
Pro Forma for Opus Acquisition(1)
Basic	(1.20)
Diluted	(1.20)
Equivalent pro forma for Opus Acquisition(1)(2)
Basic	(1.08)
Diluted	(1.08)
Dividends Declared Per Common Share:
Historical Pacific Premier	0.25
Historical Opus	0.11
Equivalent pro forma for Opus Acquisition	0.34
Dividends Declared Per Preferred Share(3):
Historical Pacific Premier	—
Historical Opus	5.50
Equivalent pro forma for Opus Acquisition	—
Book Value Per Common Share (at period end):
Historical Pacific Premier	33.40
Historical Opus	26.86
Pro Forma for Opus Acquisition(1)	28.24
Equivalent pro forma for Opus Acquisition(1)(2)	25.41

(1)
Pro forma shares are calculated by adding together the historical shares reported by Pacific Premier and historical shares reported by Opus adjusted for the estimated purchase accounting adjustments to be recorded in connection with the Opus acquisition to equate to an estimated 34,407,486 of Pacific Premier shares to be issued in connection with the Opus acquisition based on the terms of the merger agreement.

(2)
The equivalent pro forma per share data combined for Opus is computed by multiplying the pro forma combined amounts by the exchange ratio of 0.9000.

(3)
Pacific Premier does not have outstanding preferred stock and each share of Opus preferred stock issued and outstanding are canceled in exchange for the right to receive that number of shares Pacific Premier common stock based on the exchange ratio of 0.9000 as a result of the Opus acquisition. Therefore, the equivalent pro forma cash dividends per preferred share is zero.

RISK FACTORS

        An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended or supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Documents by Reference" in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus supplement is qualified in its entirety by those risk factors.

Risks Related to this Offering and Ownership of the Notes

  You should not rely on indicative or historical data concerning SOFR.

        The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate, or SOFR, when we refer to SOFR-linked Notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

        SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement, which we refer to as repo transactions, cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation, or the FICC, a subsidiary of The Depository Trust & Clearing Corporation, or DTCC. SOFR is filtered by the Federal Reserve Bank of New York to remove a portion of the foregoing transactions considered to be "specials." According to the Federal Reserve Bank of New York, "specials" are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

        The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service.

        The Federal Reserve Bank of New York states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. The Federal Reserve Bank of New York currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. The Federal Reserve Bank of New York states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        The Federal Reserve Bank of New York started publishing SOFR in April 2018. The Federal Reserve Bank of New York has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

  The amount of interest payable on the Notes will vary on and after June 15, 2025.

        As the interest rate of the Notes will be calculated based on SOFR from June 15, 2025 to, but excluding, the maturity date or earlier redemption date, and SOFR is a floating rate, the interest rate on Notes will vary on and after June 15, 2025. During this period, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 517 basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

        Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes.

  SOFR may be more volatile than other benchmark or market rates.

        Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

  Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked Notes and the trading prices for the SOFR-linked Notes.

        Because SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked Notes, which may adversely affect the trading prices of the SOFR-linked Notes. In addition, the interest rate on the SOFR-linked Notes for any day will not be adjusted for any modification or amendment to SOFR for that day that the Federal Reserve Bank of New York may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked Notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked Notes at a rate equal to the spread of 5.17% per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked Notes.

  SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

        In June 2017, the Alternative Reference Rates Committee, or the ARRC, convened by the Federal Reserve and the Federal Reserve Bank of New York announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations, or U.S. dollar LIBOR. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

  Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked Notes.

        SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked Notes.

  Any market for the SOFR-linked Notes may be illiquid or unpredictable.

        Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked Notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked Notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked Notes, the trading price of the SOFR-linked Notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked Notes at all or may not be able to sell the SOFR-linked Notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked Notes.

  The interest rate for the Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

        Under the terms of the Notes, the interest rate on the Notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR, or the Three-Month Term SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the floating rate period for the Notes, the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto, which we refer to each as a Relevant Governmental Body, has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

        Under the terms of the Notes, the Calculation Agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as "Three-Month Term SOFR Conventions." For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the Calculation Agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. The Calculation Agent's determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes.

  Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

        Under the benchmark transition provisions of the Notes, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

  The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.

        Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the Calculation Agent. In addition, the benchmark transition provisions expressly authorize the Calculation Agent to make certain changes, which are defined in the terms of the Notes as "Benchmark Replacement Conforming Changes," with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

  Our obligations under the Notes will be unsecured and subordinated to our existing and future Senior Indebtedness and general creditors.

        Our obligations with respect to the Notes will be unsecured and rank junior to right of payment to all of our existing and future Senior Indebtedness. This means that we generally cannot make any payments on the Notes if we default on a payment of Senior Indebtedness and do not cure the default within the applicable grace period or if the Senior Indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the Notes only after we have made payments on all Senior Indebtedness. Neither the Notes nor the indenture limits our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Notes.

        Holders of the Notes should only look to our assets as the source of payment of the Notes. The Notes are not obligations of, or guaranteed by, the Bank. In addition, because we are a holding company, our right to participate in the distribution of assets from any subsidiary, including the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Notes to benefit indirectly from such distribution) is subject to the prior claims of creditors of the subsidiary (including depositors of the Bank), except to the extent that we may be recognized as a creditor of that subsidiary. In the event of any such distribution of assets of the Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the Notes. Accordingly, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Bank.

        As of March 31, 2020 and on a pro forma basis giving effect to the Opus acquisition, the Bank and our other subsidiaries had outstanding indebtedness, including the 5.5% Fixed-to-Floating Rate Subordinated Notes due 2026 that the Bank assumed in connection with the Opus acquisition, total deposits and other liabilities of approximately $17.2 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As of March 31, 2020, the Company, at the holding company level, had no outstanding Senior Indebtedness ranking senior to the Notes, approximately $207.3 million of subordinated notes ranking on parity with the Notes and $8.0 million of subordinated debt securities ranking junior to the Notes. For more information, see "Description of the Notes—Subordination of the Notes" in this prospectus supplement.

        On a pro forma basis giving effect to the sale of the Notes, the Company, at the holding company level, would have had approximately $362.6 million in total indebtedness outstanding as of March 31, 2020. There is no restriction in the indenture governing the Notes on the ability of the Company or the Bank to incur additional indebtedness or other liabilities.

        As a consequence of the subordination of the Notes to our existing and future Senior Indebtedness, an investor in the Notes may lose all or some of its investment upon our insolvency, bankruptcy, liquidation, winding up or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the Notes only after all of our Senior Indebtedness had been paid in full. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any of our other general, unsecured obligations that do not constitute Senior Indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our Senior Indebtedness in full. In any of the foregoing events, we may not have sufficient assets to make payments in respect of the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. In addition, the holders of any Senior Indebtedness could restrict or prohibit us from making payments on the Notes.

  We are a holding company with limited operations and depend on our subsidiaries for the funds required to make payments of principal and interest on the Notes.

        We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our primary source of funds to make payments of principal and interest on the Notes and to satisfy any other financial obligations are dividends from the Bank. Our ability to receive dividends from the Bank is contingent on a number of factors, including the Bank's ability to meet applicable regulatory capital requirements, the Bank's profitability and earnings, and the general strength of its balance sheet. Various federal and state regulatory provisions limit the amount of dividends bank subsidiaries are permitted to pay to their holding companies without regulatory approval. In general, the Bank may only pay dividends either out of its net income after any required transfers to surplus or reserves have been made or out of its retained earnings. In addition, the Federal Reserve and the FDIC have issued policy statements stating that insured banks and bank holding companies generally should pay dividends only out of current operating earnings.

        Banks and their holding companies are required to maintain a capital conservation buffer of 2.5% in addition to satisfying other applicable regulatory capital ratios. Banking institutions that do not maintain capital in excess of the capital conservation buffer may face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, dividends to us (at the holding company level) from the Bank may be prohibited or limited, and we may not have funds to make principal and interest payments on the Notes.

        In addition, state or federal banking regulators have broad authority to restrict the payment of dividends, including in circumstances where a bank under such regulator's jurisdiction engages in (or is about to engage in) unsafe or unsound practices. Such regulators have the authority to require that the bank cease and desist from unsafe and unsound practices and to prevent a bank from paying a dividend if its financial condition is such that the regulator views the payment of a dividend to constitute an unsafe or unsound practice.

        Accordingly, we can provide no assurance that we will receive dividends from the Bank in an amount sufficient to pay the principal of, or interest on, the Notes.

  Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

        As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as "Tier 2 capital" under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of a capital plan of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

        If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment that we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

  We may not be able to generate sufficient cash to service all of our debt, including the Notes.

        Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our debt or to refinance our debt will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limitations on distributions to us from our subsidiaries and required capital levels with respect to certain of our subsidiary banks and nonbanking subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

  The Notes will be the obligations of the Company and not obligations of the Bank or any of our other subsidiaries, and will be structurally subordinated to the debt and other liabilities of the Bank and our other subsidiaries, which will not guarantee the Notes.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank. Claims from creditors (other than us) against our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings, as well as liabilities to general creditors. The Notes are not obligations of, or guaranteed by, the Bank or our other subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the Notes. The indenture does not contain any limitation on the amount of debt or other obligations that the Bank or our other subsidiaries may incur hereafter.

  Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

        Payment of principal of the Notes may be accelerated only in the case of certain bankruptcy-related events with respect to us. Thus, you have no right to accelerate the payment of principal of the Notes if we fail to pay principal or interest on the Notes or if we fail in the performance of any of our other obligations under the Notes. See "Description of the Notes—Events of Default; Limitation on Suits."

  The Notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the Notes, and the indenture governing the Notes does not contain any financial covenants.

        Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the indenture. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will incur additional indebtedness and other liabilities from time to time. In addition, we are not restricted under the indenture from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

        In addition, there are no financial covenants in the indenture governing the Notes. You are not protected under the indenture in the event of a highly-leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

  Our credit ratings may not reflect all risks of an investment in the Notes.

        Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the Notes. Furthermore, because your return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

  The Notes are not insured or guaranteed by the FDIC.

        The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or the Bank.

  We cannot assure you that an active trading market will develop for the Notes.

        There is currently no trading market for the Notes, and we do not intend to apply for listing of the Notes on any securities exchange or to have the Notes quoted on a quotation system. Although we have been informed by the underwriters that they intend to make a market in the Notes after the offering is completed, the underwriters may cease market-making at any time without notice. In addition, the liquidity of the trading market in the Notes and the market price quoted for the Notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

  If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

        Many factors affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the

Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

  Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

        Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on June 15, 2025 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a "Tax Event," (ii) a "Tier 2 Capital Event" or (iii) a "1940 Act Event." In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

        Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

  The amount of interest payable on the Notes will vary on and after June 15, 2025.

        During the fixed rate period, the Notes will bear interest at an initial rate of 5.375% per annum. Thereafter, the Notes will bear interest at a floating Benchmark rate (which is expected to be Three-Month Term SOFR) plus 517 basis points, subject to the provisions under "Description of the Notes—Interest Rate and Interest Payment Dates." The per annum interest rate that is determined at a reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

        Floating rate notes bear additional risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

  The level of Benchmark rate (which is expected to be the Three-Month Term SOFR) may affect our decision to redeem the Notes.

        We are more likely to redeem the Notes on or after June 15, 2025 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

  Holders of the Notes will have no rights against the publishers of the Benchmark rate (which is expected to be the Three-Month Term SOFR).

        Holders of the Notes will have no rights against the publishers of the Benchmark rate, even though the amount they receive on each interest payment date after June 15, 2025 will depend upon the level of the Benchmark rate (which is expected to be the Three-Month Term SOFR). The publishers of the Benchmark rate are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

  We will act as the initial Calculation Agent and may have economic interests adverse to the interests of the holders of the Notes.

        The Calculation Agent will determine the interest rate during the floating rate period. We will act as the initial Calculation Agent for the Notes. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us acting as Calculation Agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. Any determination by us, as the Calculation Agent, will be final and binding absent manifest error.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $147.4 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repayment or redemption of outstanding indebtedness, repurchasing shares of our common stock and for investments in the Bank as regulatory capital.

        Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

 CAPITALIZATION

        The following table sets forth, on a consolidated basis, our capitalization, including regulatory capital ratios as of March 31, 2020:

  •
  on an actual basis;

  •
  on an "as adjusted" basis after giving pro forma effect to the Opus acquisition; and

  •
  on an "as adjusted" basis after giving pro forma effect to the Opus acquisition and the sale of the Notes offered hereby for total net proceeds of approximately $147.4 million after deducting the underwriting discount and estimated expenses.

        The "as adjusted" information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the final terms of this offering.

        You should read this table in conjunction with our unaudited consolidated financial statements and notes thereto for the quarter ended March 31, 2020, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the "Use of Proceeds" section included in this prospectus supplement, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2020
(Dollars in thousands, except per share amounts)	Actual	As Adjusted for the Opus Acquisition(2)	As Further Adjusted for this Offering
Borrowings:
FHLB advances and other borrowings	$521,017	$975,019	$975,019
Subordinated debentures	215,269	355,511	502,877

Total borrowings	$736,286	$1,330,530	$1,477,896

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; shares issued and outstanding	—	—	—
Common stock, $0.01 par value, 150,000,000 shares authorized; 59,975,281 shares issued and outstanding	$586	$930	$930
Additional paid-in capital	1,596,680	2,314,979	2,314,979
Retained earnings	361,242	304,664	304,664
Accumulated other comprehensive (loss) income	44,409	44,409	44,409

Total stockholders' equity	$2,002,917	$2,664,982	$2,664,982

Regulatory capital ratios(1):
Pacific Premier Bancorp, Inc. Capital Ratios
Tier 1 leverage ratio	10.68%	9.23%	9.15%
Common equity Tier 1 capital ratio	11.59	10.62	10.62
Tier 1 capital to total risk weighted assets	11.66	10.62	10.62
Total capital to total risk weighted assets	14.23	13.48	14.40

(1)
For purposes of this table, we have assumed that the net proceeds of this offering will be invested in securities which carry no risk weighting for purposes of all adjusted risk-based capital ratios.

(2)
The pro forma consolidated information in this column shows the impact on the historical financial condition of Pacific Premier resulting from the acquisition of Opus under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Opus are recorded by Pacific Premier at their respective fair values as of March 31, 2020, assuming that the acquisition was completed on that date. For further information regarding the pro forma consolidated financial information provided herein, see "Unaudited Pro Forma Combined Condensed Consolidated Financial Data" beginning on page S-14 of this prospectus supplement for details and the Current Report on Form 8-K filed by us with the SEC on June 1, 2020 that is incorporated by reference in this prospectus supplement, which contains Opus's unaudited consolidated financial statements and notes thereto for the quarters ended March 31, 2020 and 2019.

DESCRIPTION OF THE NOTES

        We will issue the Notes under the indenture, dated May 8, 2019 between the Company, as the issuer, and Wilmington Trust, National Association as the trustee, as amended and supplemented by a second supplemental indenture, to be dated on or about June 15, 2020, which we refer to as the "indenture" (as it may be amended and supplemented from time to time), and we refer to Wilmington Trust, National Association in its capacity as the trustee for the Notes under the indenture, as the "trustee." You may request a copy of the indenture from us as described under "Incorporation of Certain Documents by Reference" in this prospectus supplement. The following summary of certain provisions of the Notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Notes and the indenture, including the definitions of certain terms used in the Notes and the indenture. We urge you to read each of these documents because they, and not this description or the description set forth in "Description of Debt Securities" in the accompanying prospectus, define your rights as a holder of the Notes. To the extent that information in this prospectus supplement relating to the indenture or the Notes is inconsistent with any related information contained in the accompanying prospectus, the information in this prospectus supplement shall control with respect to the Notes. For purposes of the following summary, references to "we," "our," "ours," "us" and "the Company" or similar references refer to Pacific Premier Bancorp, Inc. only, and not its subsidiaries.

General

        The Notes will be our unsecured and subordinated obligations and will mature on June 15, 2030, or the stated maturity date, unless redeemed prior to such date in accordance with the provisions set forth under "—Optional Redemption and Redemption Upon Special Events." Unless previously purchased and cancelled or redeemed prior to the stated maturity date, we will repay the Notes at a price equal to 100% of the outstanding principal amount of the Notes, plus any accrued and unpaid interest, to, but excluding, the stated maturity date. We will pay principal of, and interest on, the Notes in U.S. dollars. The Notes will rank equally among themselves and junior in right of payment to our existing and future Senior Indebtedness, as described below in "—Subordination of the Notes," and will be effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other current and future subsidiaries, including, without limitation, the Bank's liabilities to its depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise. No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. The Notes will be subject to defeasance but will not be subject to covenant defeasance.

        Except as described below under "—Clearance and Settlement," the Notes will be issued only in book-entry form and will be represented by a global note registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or the DTC. See "—Clearance and Settlement" below.

        The Notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are a part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $150,000,000. We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional debt securities ranking equally with the Notes and with identical terms to the Notes in all respects (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the Notes.

        No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.

        Neither the indenture nor the Notes contain any covenants: (1) prohibiting or otherwise restricting the incurrence of indebtedness or other obligations by us or by any of our subsidiaries, including the Bank, or the issuance of preferred equity by any of our subsidiaries; (2) requiring us or any of our subsidiaries to achieve or maintain any minimum financial results relating to our or its financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or maintain any reserves; or (3) prohibiting or otherwise restricting us or any of our subsidiaries from granting liens on our or its assets to secure our or its indebtedness or other obligations that are senior or effectively senior in right of payment to the Notes, repurchasing our stock or other securities, including any of the Notes, or paying dividends to our or its shareholders or other equity owners. Accordingly, neither the indenture nor the Notes contain any provisions that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring, any highly leveraged or similar transaction or any other event involving us or any of our subsidiaries that may adversely affect our credit quality. See "Risk Factors—The Notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the Notes, and the indenture governing the Notes does not contain any financial covenants."

        The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

        The Notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Interest Rate and Interest Payment Dates

  Fixed Rate Period

        From, and including, the date of initial issuance of the Notes to, but excluding, June 15, 2025, unless redeemed prior to such date as contemplated below under "—Optional Redemption and Redemption Upon Special Events," the Notes will bear interest at the annual rate of 5.375%, and we will pay interest on the Notes semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2020. We refer to each such date as a "fixed rate interest payment date," and we refer to the period from, and including, the issue date of the Notes to, but excluding, the first fixed rate interest payment date and each successive period from, and including, a fixed rate interest payment date to, but excluding, the next fixed rate interest payment date as a "fixed rate period." If any fixed rate interest payment date is not a business day (as defined below), we will make the relevant payment on the next business day, and no interest will accrue as a result of any such delay in payment. The interest payable on any fixed rate interest payment date will be paid to each holder in whose name a Note is registered at the close of business on the June 1 and December 1 (whether or not a business day) immediately preceding such fixed rate interest payment date.

        Interest payable on the Notes for any fixed rate period will be computed on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Period

        From, and including, June 15, 2025 to, but excluding, the stated maturity date, unless redeemed subsequent to June 15, 2025 but prior to the stated maturity date as contemplated below under "—Optional Redemption and Redemption Upon Special Events," the Notes will bear interest at an annual rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), reset quarterly, plus 517 basis points (5.17%), and we will pay interest on the Notes quarterly in arrears on each March 15, June 15, September 15 and December 15 beginning on June 15, 2025. We refer to each such date as a "floating rate interest payment date," and together with the fixed rate interest payment dates, collectively the "interest payment dates," and we refer to the period from, and including, June 15, 2025 to, but excluding, the first floating rate interest payment date and each successive period from, and including, a floating rate interest payment date to, but excluding, the next floating rate interest payment date as a "floating rate period," and together with the fixed rate periods, collectively, the "interest rate periods." The interest payable on any floating rate interest payment date will be paid to the holder in whose name a Note is registered at the close of business on the March 1, June 1, September 1, and December 1 (whether or not a business day) immediately preceding such floating rate interest payment date. If a floating rate payment date falls on a day that is not a business day, then such floating rate payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

        Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

        Interest payable on the Notes for a floating rate period will be computed on the basis of a 360-day year of the actual number of days in such floating rate period.

        The term "business day" when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to close.

        The record date for the Notes is the first day of the month of the applicable interest payment date.

        "Calculation Agent" means the Company, or any other successor appointed by us, acting as calculation agent. The Company may appoint itself, or any of its affiliates, as the Calculation Agent.

        For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark rate is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

        The following definitions apply to the foregoing definition of Three-Month Term SOFR:

        "Benchmark" means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        "Reference Time" with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

        "SOFR" means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.

        "Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Term SOFR Administrator" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

        "Three-Month Term SOFR Conventions" means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "interest period," timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

        The terms "Benchmark Replacement," "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Transition Event" and "Corresponding Tenor" have the meanings set forth below under the heading "—Effect of Benchmark Transition Event."

        Notwithstanding the foregoing paragraphs related to the determination of interest, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus 517 basis points.

        Absent manifest error, the Calculation Agent's determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the trustee (if the trustee is not the Calculation Agent) and us. The Calculation Agent's determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the Calculation Agent's principal offices, will be made available to any holder of the Notes upon request and will be provided to the trustee (if the trustee is not the Calculation Agent).

        If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

Subordination of the Notes

        Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our Senior Indebtedness. As of March 31, 2020, we had no Senior Indebtedness outstanding at the holding company level.

        The term "Senior Indebtedness" means (a) any of the Company's indebtedness (including the principal of and premium, if any, and unpaid interest on such indebtedness) for borrowed or purchased money including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by bonds, debentures, notes or other written instruments, including any obligations of the Company to general creditors, depositors or trade creditors; (b) the Company's obligations under letters of credit, bank guarantees or bankers' acceptances; (c) any of the Company's indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; (d) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (a), (b), and (c), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; (e) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet; (f) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor; (g) all direct or indirect guarantees or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in clauses (a) through (f) above; and (h) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (g) above, other than obligations ranking on a parity with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term "general creditors" as used herein the definition of Senior Indebtedness will have the meaning as described in that rule or interpretation.

        The term "Senior Indebtedness" does not include (a) any indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code, was without recourse to the Company, (b) any indebtedness of the Company to any of its subsidiaries, (c) indebtedness to any employee of the Company, (d) any liability for taxes, (e) any indebtedness of the Company which is expressly subordinate in right of payment to any other indebtedness of the Company, and (f) renewals, extensions, modifications and refundings of any such indebtedness.

        Upon any insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding or any assignment for the benefit of creditors or any other marshalling of our assets or liabilities, the payment of the principal of and interest on the Notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness. In the event of any acceleration of the Notes because of an insolvency event of default specified below in clauses (5) or (6) under "—Events of Default; Limitation on Suits," the holders of any Senior Indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all Senior Indebtedness obligations before the holders of the Notes are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an event of default.

        We may not make any payment on the Notes, including any redemption of the Notes, if:

  •
  any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto occurs, and is continuing,

  •
  a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness (or a trustee on their behalf) to accelerate its maturity, or

  •
  a default under any Senior Indebtedness is the subject of judicial proceedings or the Trustee or paying agent receives a notice of the default from a person who may give it pursuant to the indenture.

        We may resume payments on the Notes and may acquire them when:

  •
  the default is cured or waived, or

  •
  otherwise permitted by the indenture.

        In the event of our bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

        Subject to the terms of the indenture, if the trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

        We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the Notes. The trustee's claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

        As discussed above, neither the Notes nor the indenture contains any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we, the Bank or any of our other subsidiaries may incur or any preferred equity that we, the Bank or our other subsidiaries may issue. Indebtedness and other liabilities and any preferred equity of the Bank or our other subsidiaries do not fall within the definition of Senior Indebtedness, but the Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities, including deposit liabilities, of our subsidiaries, including the Bank, and to preferred equity holders of any such subsidiary. As of March 31, 2020, on a pro forma basis after giving effect to the Opus acquisition, the Bank and our other subsidiaries had outstanding indebtedness, including the 5.5% Fixed-to-Floating Rate Subordinated Notes due 2026 that were assumed by the Bank in connection with the Opus Acquisition, total deposits and other liabilities of approximately $17.2 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As of March 31, 2020, the Company, at the holding company level, had approximately $207.3 million of subordinated notes ranking on parity with the Notes and $8.0 million of subordinated securities ranking junior to the Notes.

Defeasance

        So long as no event of default has occurred and is continuing, we may elect to discharge certain of our obligations under the indenture with respect to the Notes on the terms and subject to the conditions precedent contained in the indenture, which we refer to in this section as a "Defeasance," by:

  •
  irrevocably depositing with the trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money or U.S. government obligations (generally, securities that are obligations of or guaranteed by the United States of America), or a combination of money and U.S. government obligations, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the Notes on the date on which the principal becomes due and payable in accordance with the terms of the Notes or the indenture, whether at the stated maturity date, or by declaration of acceleration, call for redemption, or otherwise; and

  •
  satisfying certain other conditions precedent specified in the indenture, including, among other things, the delivery of an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Defeasance and will be subject to U.S. federal income tax in the same amounts, in the same manner, and at the same times as would have been the case if the Defeasance had not occurred.

        A Defeasance will not relieve us of our obligation to pay when due the principal of and interest on the Notes if the Notes are not paid from the money or U.S. government obligations held in trust by the trustee for payment thereof.

Optional Redemption and Redemption Upon Special Events

        We may, at our option, beginning with the interest payment date of June 15, 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is required. The selection of Notes to be redeemed in any partial redemption will be made in accordance with DTC's applicable procedures. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders of the Notes.

        In addition, we may, at our option and subject to prior approval of the Federal Reserve, to the extent that such approval is required, redeem the Notes, in whole but not in part, at any time prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of:

          (1)   a "Tax Event," which is defined to mean the receipt by the Company of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of the Company's federal income tax returns or positions or a similar audit of any of the Company's subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes;

          (2)   a "Tier 2 Capital Event," which is defined to mean the receipt by the Company of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective amendment or change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the original issue date of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company; or

          (3)   a "1940 Act Event," which is defined to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

        Our election to redeem any Notes upon the occurrence of any of the enumerated events above will be provided to the trustee in the form of an officer's certificate at least 60 days prior to the redemption date, or such shorter notice as may be acceptable to the trustee. In case of any such election, notice of redemption must be provided to the holders of the Notes not less than 30 days nor more than 60 days prior to the redemption date. Any such redemption may be subject to the satisfaction of conditions precedent as may be set forth in the applicable notice of redemption. If any such conditions precedent have not been satisfied, the Company shall provide written notice to the trustee and each holder of the Notes prior to the close of business of the business day prior to the redemption date in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice. In no event shall the Trustee be responsible to satisfy any such condition precedent, including making a deposit of money required to effectuate the redemption.

        Notwithstanding the foregoing, interest payable on any interest payment date on or before any redemption of the Notes will be paid to each holder in whose name a Note is registered as described above in "—Interest Rate and Interest Payment Dates."

The Notes Intended to Qualify as Tier 2 Capital

        The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014 and the guidelines of the Federal Reserve for bank holding companies under the Basel III framework that became effective on January 1, 2015. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

  •
  be unsecured;

  •
  have a minimum original maturity of at least five years;

  •
  be subordinated to depositors and general creditors, which, in our case, will be to the holders of our Senior Indebtedness, if any;

  •
  not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of dissolution, winding-up, liquidation or reorganization or similar proceeding of the Company or the Bank;

  •
  not contain provisions permitting the Company to redeem or repurchase the Notes prior to the date that is five years after issuance, except upon the occurrence of certain special events, but in each case, only with the prior approval of the Federal Reserve; and

  •
  unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of the U.S. or any state or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee our obligations on the Notes and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  we have complied with our obligations to deliver certain documentation to the trustee.

Events of Default; Limitation on Suits

        Under the indenture, an event of default will occur with respect to the Notes upon the occurrence of any of the following:

          (1)   default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2)   default in the payment of the principal of or premium, if any, on the Notes as and when the same shall become due, either at its maturity, upon redemption, by declaration or otherwise;

          (3)   default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and continuance of such default for a period of 30 days;

          (4)   default in the performance, or breach, of any covenant or warranty of the Company in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of series of securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";

          (5)   the entry of an order for relief against the Company under the U.S. Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent under any other applicable federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6)   the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the U.S. Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

        The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        Neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes unless there is an event of default under clause (5) or (6) above, which is referred to as an insolvency event of default, and in the case of clauses (5) and (6) the acceleration is automatic. Nevertheless, during the continuation of any other event of default under the Notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes to regularly scheduled payments under the Notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the Notes remain subject to the subordination provisions of the Notes as discussed above under "—Subordination of the Notes." In the case of an insolvency event of default, the principal of and accrued and unpaid interest, if any, on the Notes will become and be immediately due and payable. Any payment by us on the Notes following any such acceleration will be subject to the subordination provisions described above under "—Subordination of the Notes."

        Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes. Notwithstanding the foregoing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of outstanding Notes, unless the trustee receives security and indemnity satisfactory to it against any costs, liabilities or expenses which might be incurred by it in compliance with such request, order or direction.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding Notes. We may not make any modification or amendment without the consent of the holder of each Note affected thereby that amendment will:

          (1)   change the scheduled maturity date or the stated payment date of any payment of premium or interest payable on the Notes, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

          (2)   change any place of payment where, or the coin or currency in which, the Notes or any payment of premium or interest thereon is payable, or modify the provisions of the indenture with respect to the subordination of the securities in a manner adverse to the holders;

          (3)   impair the right to institute suit for the enforcement of any payment described in clauses (1) or (2) on or after the same shall become due and payable, whether at maturity or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

          (4)   reduce the percentage in principal amount of the outstanding securities of the Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences provided for in the indenture;

          (5)   subject to certain exceptions, modify any of the provisions of certain sections of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby; or

          (6)   adversely affect the ranking or priority of the Notes.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the Notes may on behalf of the holders of all Notes waive our compliance with provisions of the indenture or the Notes. The holders of a majority in principal amount of the Notes may on behalf of the holders of all the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or any interest on any Note, or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of the Note affected.

        In addition, we and the trustee may modify and amend the indenture without the consent of any holders of the Notes:

          (1)   to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the securities;

          (2)   to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the Notes as the Company and the trustee shall consider to be for the protection of the holders of the Notes or to surrender any right or power herein conferred upon the Company;

          (3)   to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, any supplemental indenture or the Trust Indenture Act of 1939, or the Trust Indenture Act, or to make any other provisions with respect to matters or questions arising under the indenture that do not adversely affect the interests of the holders of securities of the Notes in any material respect as determined by us;

          (4)   to secure the Notes;

          (5)   to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to the Notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

          (6)   to add any additional events of default in respect of the Notes;

          (7)   to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

          (8)   to make any change in the Notes that does not adversely affect in any material respect the interests of the holders of such securities as determined by us and evidenced by an officer's certificate delivered to the trustee; or

          (9)   to delete, modify or add provisions of the indenture, provided that such deletion, modification or addition does not apply to any outstanding Notes issued prior to such deletion, modification or addition.

Effect of Benchmark Transition Event

        If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

        In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

        As used herein:

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then

        "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

  (1)
  Compounded SOFR;

  (2)
  the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

  (3)
  the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

  (4)
  the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

  (1)
  the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  (2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

  (3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "interest period," timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  (1)
  in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;

  (2)
  in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  (3)
  in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

        For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  (1)
  if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

  (2)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  (3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  (4)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

  (1)
  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

  (2)
  if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

        For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 517 basis points per annum.

        "Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        The terms "Federal Reserve Bank of New York's Website," "Reference Time," "Relevant Governmental Body," "SOFR" and "Term SOFR" have the meanings set forth above under the heading "—Interest Rate and Interest Payment Dates."

Determinations and Decisions

        The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the Calculation Agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

  •
  will be conclusive and binding on the holders of the Notes and the trustee absent manifest error;

  •
  if made by us as Calculation Agent, will be made in our sole discretion;

  •
  if made by a Calculation Agent other than us, will be made after consultation with us, and the Calculation Agent will not make any such determination, decision or election to which we reasonably object; and

  •
  notwithstanding anything to the contrary in the indenture, shall become effective without consent from the holders of the Notes, the trustee or any other party.

Clearance and Settlement

        DTC will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the Notes issued and sold, will be executed and deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange and the Financial Industry Regulatory Authority.

        Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC's records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global Notes will be authenticated and delivered to or at the direction of DTC within 90 days.

        All payments of principal of, and interest on, the Notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC's practice is to credit its direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers' securities accounts in the depositaries' name on the books of DTC. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriter assume any responsibility for the accuracy or completeness thereof.

Notices

        Any notices required to be given to the holders of the Notes will be given in accordance with the indenture by mail or electronic means. Notwithstanding any other provision of the indenture or any Note, where the indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note issued in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures of DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Regarding the Trustee

        Wilmington Trust, National Association will act as trustee for the Notes under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

        The trustee is permitted to engage in certain other transactions. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which Wilmington Trust, National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes offered hereby. This summary is for general information only, does not provide a complete analysis of all potential tax considerations, and is based on the Internal Revenue Code of 1986, as amended, the "Code," administrative pronouncements, judicial decisions and final, temporary and proposed regulations of the United States Department of Treasury, or the "Treasury Regulations," as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). As a result, the tax considerations when acquiring, owning or disposing of the Notes could differ from those described below. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the "IRS," with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions nor that the IRS will not assert, or a court would not sustain, a challenge to one or more of the tax consequences described below.

        Except where otherwise noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as "capital assets" within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws (such as estate and gift taxes) other than U.S. federal income tax law, nor does it address any consequences that may result pursuant to Treasury Regulations promulgated under Section 385 of the Code with respect to any holder that is considered related to us for purposes of such Treasury Regulations. We intend to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

        This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

  •
  entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,

  •
  financial institutions and banks,

  •
  insurance companies,

  •
  qualified insurance plans,

  •
  tax-exempt organizations,

  •
  qualified retirement plans and individual retirement accounts,

  •
  governmental entities,

  •
  brokers, dealers or traders in securities or currencies,

  •
  regulated investment companies,

  •
  real estate investment trusts or grantor trusts,

  •
  persons whose functional currency is not the U.S. dollar,

  •
  persons subject to the alternative minimum tax provisions of the Code,

  •
  persons who purchase or sell the Notes as part of a wash sale,

  •
  persons who hold the Notes as part of a "hedge," "straddle" or other risk reduction mechanism, "constructive sale," or "conversion transaction," as these terms are used in the Code,

  •
  U.S. expatriates,

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code),

  •
  Non-U.S. Holders (as defined below) who are present in the United States for 183 days or more in a taxable year, and

  •
  controlled foreign corporations and passive foreign investment companies and shareholders of such corporations.

        You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

        This section applies to you if you are a "U.S. Holder." As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States,

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust; or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

        If any entity treated as a partnership for U.S federal income tax purposes is a beneficial owner of Notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Such partnerships and partners in partnerships considering an investment in the Notes are urged to consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of Notes.

        Payments of Interest and Original Issue Discount on the Notes.    We intend to treat the Notes as "variable rate debt instruments" for U.S. federal tax purposes and, unless otherwise indicated, this discussion assumes such treatment to be correct. It is expected and this discussion assumes that all of the interest on the Notes will be qualified stated interest, or QSI, as described below, and, that either the issue price of the Notes will equal the stated principal amount of the Notes, or if the issue price is less than the stated principal amount, that the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). Based on the applicable Treasury Regulations and the expected pricing terms of the Notes, we do not expect the Notes to be treated as issued with original issue discount, or OID, for U.S. federal income tax purposes. If, however, the Notes were issued with OID (as determined under the applicable Treasury Regulations as described below), then a U.S. Holder will be required to include the OID in income as it accrues in accordance with a constant yield method. Stated interest on a Note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes. See the discussion below under "—Backup Withholding and Information Reporting" regarding certain information we may be required to provide the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.

        The Notes will initially bear interest at a fixed annual rate. From and including June 15, 2025, the Notes will bear interest at a variable rate equivalent to the Benchmark rate plus a fixed mark-up. Under applicable Treasury Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount and (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates. A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated, if the value of the rate on any date during the term of the debt instrument is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. In addition, proposed Treasury Regulations, which may be relied upon by taxpayers in advance of finalization, provide that any qualified floating rate referencing an interbank offered rate together with any qualified floating rate that is a fallback rate in anticipation of such reference rate becoming unavailable should be treated as a single qualified floating rate. Under the foregoing definition, the Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest, referred to herein as QSI, on the Notes will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        For U.S. federal income tax purposes, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument's stated redemption price at maturity multiplied by, for an obligation that is not an installment obligation under applicable Treasury Regulations, the number of complete years to maturity of such debt instrument; we do not expect the Notes to be treated as an installment obligation). The issue price of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of QSI. The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument. A U.S. Holder (regardless of its method of tax accounting) will be required to include OID in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest.

        Under applicable Treasury Regulations, in order to determine the amount of QSI and OID in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes' issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, will generally be the value of each floating rate as of the issue date of the Notes).

        Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of OID and QSI, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of the Notes will account for such OID and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

        The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument such as the Notes that provide an issuer with the option to call the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the Notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be called and OID with respect to the Notes will be calculated as described above. If, however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are called immediately before the change in the interest rate on June 15, 2025 and therefore the Notes will be treated as maturing on such date for OID purposes. This assumption, if it applies, would be made solely for purposes of determining whether the Notes are issued with OID for U.S. federal income tax purposes, and would not be an indication of our intention to call or not to call the Notes at any time. If, contrary to this presumption, the Notes were not called prior to the change in the interest rate on June 15, 2025, then, solely for OID purposes, the Notes would be deemed to be reissued at their adjusted issue price on June 15, 2025. This deemed reissuance should not give rise to taxable gain or loss to U.S. Holders.

        Based upon current market conditions and the manner in which the interest rates on the Notes are determined, the Company expects that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the Notes for purposes of calculating OID. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the Notes, the Company expects that the Notes will be presumed to remain outstanding until maturity, all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any OID.

        Sale, Exchange, Redemption, Retirement or Other Taxable Disposition.    Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the (i) amount of cash and the fair market value of any property received (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. Holder has not previously included the accrued interest in income) and (ii) such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in the Note generally will equal the cost of the Note to the U.S. Holder less any principal payments previously received by such U.S. Holder. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. A non-corporate taxpayer may deduct up to $3,000 ($1,500 for married individuals filing separately) of net capital losses against ordinary income in any year, and any excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years. A corporate taxpayer may deduct capital losses only against capital gains, and any net capital loss can generally be carried back three years and carried forward five years. U.S. Holders are urged to consult their tax advisor regarding such limitations.

        Backup Withholding and Information Reporting.    Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding (currently at a rate of 24%) may be imposed on these payments unless the U.S. Holder provides the applicable withholding agent with a correct taxpayer identification number, or TIN, and certifies under penalties of perjury that the TIN is correct as well as certain other information, including that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to a U.S. Holder generally will be allowable as a credit against the U.S. Holder's U.S. federal income tax liability, and the U.S. Holder may be entitled to a refund of any amounts withheld under the backup withholding rules that exceed such U.S. Holder's income tax liability, provided in each case the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisor regarding qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

        Net Investment Income Tax.    Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (a) the U.S. Holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year; and (b) the excess of the U.S. Holder's modified adjusted gross income for the relevant taxable year over a specified amount. The specified amount is $250,000 for married individuals filing jointly, $125,000 for married individuals filing separately, $200,000 for other individuals and the dollar amount at which the highest income tax bracket for estates and trusts begins for estates and trusts. Net investment income generally includes gross income from interest on the Notes and net gain attributable to the disposition of certain property, such as the Notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.

Tax Consequences to Non-U.S. Holders

        You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of the Notes that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, are not a U.S. Holder.

        Withholding.    Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—FATCA Withholding," payments of interest on the Notes to any Non-U.S. Holder will be exempt from U.S. federal income and withholding tax provided that:

  •
  such payments are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, if a treaty applies, are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

  •
  such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our voting stock;

  •
  such non-U.S. Holder is not a controlled foreign corporation (as defined in Section 957(a) of the Code that, for U.S. federal income tax purpose is related (within the meaning of Section 864(d)(4) of the Code) to us;

  •
  such Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below.

        The statement requirement referred to in the preceding paragraph will generally be fulfilled if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form or such other form as the IRS may prescribe) to the applicable withholding agent certifying, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such holder may be required to provide the appropriate certifications to its agent. The holder's agent may then be required to provide the appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign estates and trusts, and in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        A Non-U.S. Holder that cannot satisfy the requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30% with respect to payments of interest on the Notes, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) the Non-U.S. Holder provides a properly completed IRS W-8ECI stating that the payments of interest on the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable) and the Non-U.S. Holder meets the certification requirement discussed in the following section.

        Non-U.S. Holders should consult their tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

        Sale, Exchange, Redemption, Retirement or Other Taxable Disposition.    Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—FATCA Withholding," except with respect to accrued and unpaid interest (which is subject to the rules discussed above under "—Withholding"), a Non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the Notes, unless (a) that holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (a) applies, the Non-U.S. holder will generally be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (b) applies, the Non-U.S. Holder will be subject to U.S. federal income tax in the same manner as a U.S. Holder unless an applicable treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional branch profits tax at a rate of 30% (or such lower rate provided by an applicable treaty).

        Income or Gain Effectively Connected with a U.S. Trade or Business.    If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Notes or gain from the sale, exchange, or other disposition of the Notes is effectively connected with the conduct of such trade or business (and, if a treaty applies, such income or gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in the same manner as if it were a U.S. Holder. Such Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax, at a 30% rate (or such lower rate provided by an applicable treaty), on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        Information Reporting and Backup Withholding.    Any payments of interest on the Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder is a resident. Backup withholding (currently at a rate of 24%) generally will not apply to "reportable payments" if a Non-U.S. Holder satisfies the statement requirement described under "—Withholding" above, or the holder otherwise establishes an exemption, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a United States person. The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a Non-U.S. Holder of the Notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. If that broker is, however, for U.S. tax purposes, a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business within the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, such information reporting requirements will apply (but backup withholding generally will not apply) unless that broker has documentary evidence in its files of such holder's status as a Non-U.S. Holder. Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will generally be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and the Non-U.S. Holder may be entitled to a refund of any amounts withheld under the backup withholding rules that exceed such Non-U.S. Holder's income tax liability, provided in each case the required information is timely furnished to the IRS. The information reporting requirements described herein may apply regardless of whether backup withholding is required.

FATCA Withholding

        Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as "FATCA") impose a 30% withholding tax on "withholdable payments" made to a "foreign financial institution" (including amounts paid to a foreign financial institution on behalf of a holder) unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders (which includes certain equity and debt holders, as well as certain account holders that are non-U.S. entities with U.S. owners) or an exception applies. FATCA also imposes the same withholding tax of 30% on withholdable payments made to a foreign entity that is not a financial institution (as a beneficial owner), subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any "substantial" U.S. owner (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity). The term "withholdable payment" includes interest paid with respect to the Notes and, subject to the discussion of proposed Treasury Regulations below, the gross proceeds of the sale or other disposition of the Notes.

        Proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the Notes. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations. Potential holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes.

        In the case of withholdable payments made to a "foreign financial institution" (e.g., a foreign bank or broker, or certain foreign investment entities), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, which we refer to as an "FFI Agreement," or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, which we refer to as an "IGA," to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status.

        If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA.

        Non-U.S. Holders, and U.S. Holders holding the Notes through a non-U.S. intermediary, should consult with their own tax advisors regarding the possible application of FATCA to the Notes.

        THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES TO YOU.

BENEFIT PLAN INVESTOR CONSIDERATION

        The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code that may be relevant if you are acting on behalf of, are using assets of, or are a fiduciary of, employee benefit plans that subject to Part 4 of Subtitle B of Title I of ERISA (such as a profit sharing, pension, or other qualified retirement plans, or ERISA Plans), individual retirement accounts, or IRAs, Keogh plans or other plans and other arrangements subject to Section 4975 of the Code, or collectively with ERISA Plans, the Plans, and each a Plan), or if you are acting on behalf of or using assets of an entity that is deemed to hold assets of a Plan.

        ERISA and Section 4975 of the Code impose certain requirements and duties on Plans, fiduciaries of Plans, and entities (including certain insurance company general accounts) whose underlying assets are deemed "plan assets" (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or the plan asset regulations) by reason of a Plan's investment therein, or a Plan Asset Entity).

        Employee benefit plans sponsored by a governmental agency, certain benefit plans sponsored by not for profit organizations or churches and certain non-U.S. plans are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code (referred to as Non-ERISA Arrangements), but may be subject to laws that are substantially similar, each of which is referred to herein as a Similar Law.

        The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

        Before investing in the Notes, the fiduciary of an ERISA Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

  •
  will satisfy the prudence and diversification standards of ERISA;

  •
  will be made solely in the interests of the participants and beneficiaries of the Plan;

  •
  is permissible under the terms of the Plan and its investment policies and other governing instruments; and

  •
  is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan.

        The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the

Notes satisfies its obligations that may be imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

Prohibited Transactions

        Section 406 of ERISA and Section 4975 of the Code may prohibit Plans, fiduciaries of Plans and Plan Asset Entities from engaging in certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called "parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code (referred to here as "parties in interest") unless relief is available under an applicable statutory, regulatory or administrative exemption. Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities, and the transaction may be subject to rescission. If you are acting on behalf on an IRA that you maintain or a beneficiary maintains, engaging in a prohibited transaction can result in the IRA losing its tax exempt status and its assets will be deemed to be distributed to you or the beneficiary, as applicable, in a taxable distribution. In addition, a fiduciary of a Plan who permits the Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits the fiduciary earned in the transaction. Similar Laws may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

        Without regard to whether the Notes may cause our assets to be treated as plan assets under the plan asset regulations, we, the underwriters and our current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

        A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called "service provider exemption"). There can be no assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Notes or with respect to any particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available.

Plan Look-Through

        As noted above, the plan asset regulations provide that the assets of an entity may be deemed assets of a Plan by reason of that Plan's investment in equity interests of the entity (so-called "Plan look-through") unless an exemption under the plan assets regulations applies. If our assets were deemed to be assets of a

Plan that purchased Notes, among other things, the provisions of ERISA and Section 4975 of the Code that apply to the Plan would apply to transactions in which we engage. There will not be Plan look-through if the investment by Plans is in a form other than an equity interest, which is defined in the plan asset regulations to mean an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Purchasers should consult their own legal counsel to determine whether the Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations.

Representations and Obligations

        Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

  •
  it is neither a Plan, Plan Asset Entity nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or

  •
  its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

        Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

        We have entered into an underwriting agreement, dated June 9, 2020, or the underwriting agreement, with the underwriters named below, or the underwriters, for whom Keefe, Bruyette & Woods, Inc. is acting as representative with respect to the Notes. Subject to certain conditions, each of the underwriters has agreed to purchase the aggregate principal amount of Notes set forth next to its name in the following table.

Underwriter	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$127,500,000
D. A. Davidson & Co.	$22,500,000

Total	$150,000,000

        The obligations of the underwriters under the underwriting agreement, including their agreement purchase the Notes, are several and not joint. The underwriting agreement provides that the obligation of the underwriters to purchase the Notes offered hereby is subject to certain conditions precedent and that the underwriters will purchase all of the Notes if any of the Notes are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, the non-defaulting underwriters may increase their purchase commitments, or the underwriting agreement may be terminated.

        The Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 0.50% of the principal amount per Note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Discounts, Commission and Expenses

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).

	Note	Per Total
Public offering price(1)	100%	$150,000,000
Underwriting discounts and commissions paid by us	1.25%	$1,875,000
Proceeds to us, before expenses	98.75%	$148,125,000

(1)
Plus accrued interest from June 15, 2020, to the date of delivery.

        We estimate that our total expenses for this offering, including our reimbursement of the underwriters for their out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $760,000. In accordance with FINRA Rule 5110, the underwriters' reimbursed expenses are deemed underwriting compensation for this offering.

Indemnification

        We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Markets

        There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization

        In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or any of the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

        The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

        We expect that delivery of the Notes will be made against payment therefor on or about June 15, 2020, which will be the fourth business day following the date hereof (such settlement being referred to as "T+4"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area and the United Kingdom, each a Relevant State, no offer of the Notes to the public has been or will be made in that Relevant State, except that offers of the Notes to the public may be made in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of Notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of the above provisions, the expression "an offer of Notes to the public" in relation to any Notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

        This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

        The validity of the Notes to be offered by this prospectus supplement will be passed upon for us by Holland & Knight LLP, Washington, D.C. As of June 8, 2020, attorneys employed by that law firm beneficially owned approximately 6,605 shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, Washington, D.C.

EXPERTS

        The consolidated financial statements of Pacific Premier Bancorp, Inc. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated in this prospectus supplement by reference. Such financial statements have been so incorporated in the reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Opus Bank and its subsidiaries as of December 31, 2019 and 2018 and for each of the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2019, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports, and have been incorporated by reference in this prospectus supplement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Opus Bank and its subsidiaries for the year ended December 31, 2017, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, and have been incorporated by reference in this prospectus supplement in reliance upon such report incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

PACIFIC PREMIER BANCORP, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer to sell from time to time the securities listed above. The preferred stock, debt securities and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Pacific Premier Bancorp, Inc. or debt or equity securities of one or more other entities.

        We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "PPBI."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section of this prospectus entitled "Plan of Distribution."

        Investing in our securities involves risk. Before investing in our securities, you should carefully review the risks and uncertainties described under the heading "Risk Factors" beginning on page 5 of this prospectus, and the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the U.S. Securities and Exchange Commission.

        These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2019

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing the "shelf" registration process. Under this shelf process, we may sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings. We may also issue any of the common stock, preferred stock, debt securities, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the specific document.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site, our website, or at the SEC offices, which are identified in this prospectus under the heading "Where You Can Find More Information."

        In this prospectus, "Pacific Premier," "the Company," "we," "our," "ours," and "us" refer to Pacific Premier Bancorp, Inc., which is a bank holding company headquartered in Irvine, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to "Pacific Premier Bank" or the "Bank" mean Pacific Premier Bank, which is a California-chartered commercial bank and our wholly owned banking subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Act.

        This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

        We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC's website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at www.ppbi.com, as well as through document retrieval services. You may read and copy any periodic reports, proxy statements or other information we file at the SEC's public reference room in Washington, D.C., located at: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus, provided, however, that we are not incorporating any information that is deemed "furnished" in accordance with the SEC's rules, including, but not limited to, information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

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  Our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2019 Annual Meeting of Shareholders, which was filed on April 9, 2019 and incorporated by reference therein);

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  Our Current Reports on Form 8-K filed on January 29, 2019, March 29, 2019 and April 23, 2019; two filings

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  The audited consolidated balance sheets of Grandpoint Capital, Inc., or Grandpoint, as of December 31, 2017 and 2016, the related audited consolidated statements of income, comprehensive income, shareholders' equity, and cash flows of Grandpoint for the years ended December 31, 2017 and 2016, the notes related thereto and the Report of Independent Auditors, which were previously included as part of Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-224167), which we filed with the SEC on April 18, 2018 and declared effective on April 20, 2018; and

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  The description of our common stock contained on our Form 8-A Registration Statement filed with the SEC pursuant to Section 12(b) and 12(g) of the Exchange Act, on February 28, 1997 (File No. 000-22193), as amended from time to time, including any amendment or report filed with the SEC for purposes of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

Pacific Premier Bancorp, Inc.,
17901 Von Karman Ave., Suite 1200
Irvine, California 92614
Attention: Ronald J. Nicolas, Jr.
Telephone: (949) 864-8000

        You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act, and Section 21E of the Exchange Act). These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our good faith beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements.

        The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

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  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

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  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve;

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  Inflation/deflation, interest rate, market and monetary fluctuations;

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  The effect of acquisitions we may make, such as our recent acquisition of Grandpoint Capital, Inc., including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations;

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  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

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  The impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

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  The effectiveness of our risk management framework and quantitative models;

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  Changes in the level of our nonperforming assets and charge-offs;

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  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

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  Possible other-than-temporary impairments of securities held by us;

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  The impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act;

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  Changes in consumer spending, borrowing and savings habits;

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  The effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations;

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  Our ability to attract deposits and other sources of liquidity;

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  The possibility that we may reduce or discontinue the payments of dividends on our common stock;

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  Changes in the financial performance and/or condition of our borrowers;

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  Changes in the competitive environment among financial and bank holding companies and other financial service providers;

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  Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

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  Cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level;

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  Unanticipated regulatory or judicial proceedings; and

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  Our ability to manage the risks involved in the foregoing.

        If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under federal securities laws.

        Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the SEC described above under the heading "Where You Can Find More Information," all of which are accessible on the SEC's website at http://www.sec.gov, as well as any risk factors included in any applicable prospectus supplement.

ABOUT PACIFIC PREMIER BANCORP, INC.

        We are a California-based bank holding company incorporated in 1997 in the State of Delaware and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, or the BHCA. Our wholly-owned subsidiary, Pacific Premier Bank, or the Bank, is a California state-chartered commercial bank. The Bank was founded in 1983 as a state-chartered thrift and subsequently converted to a federally chartered thrift in 1991. The Bank converted to a California-chartered commercial bank and became a Federal Reserve Bank, or Federal Reserve member in March 2007. The Bank is a member of the Federal Home Loan Bank of San Francisco, which is a member bank of the Federal Home Loan Bank System. The Bank's deposit accounts are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to the maximum amount, currently allowable under federal law. The Bank is currently subject to examination and regulation by the Federal Reserve Bank of San Francisco, the California Department of Business Oversight, Division of Financial Institutions, the Consumer Financial Protection Bureau and the FDIC.

        We operate 42 full-service depository branches located in California in the counties of Orange, Los Angeles, Riverside, San Bernardino, San Diego, San Luis Obispo and Santa Barbara, California as well as Pima and Maricopa Counties in Arizona, Clark County, Nevada, and Clark County, Washington. We provide banking services within our targeted markets to businesses, including the owners and employees of those businesses, professionals, real estate investors and non-profit organizations, as well as consumers in the communities we serve. Additionally, we provide certain banking services nationwide. We provide customized cash management, electronic banking services and credit facilities to Homeowner's Associations, or HOA, and HOA management companies nationwide. We provide U.S. Small Business Administration, or SBA, loans nationwide, which provide entrepreneurs and small business owners access to loans needed for working capital and continued growth. In addition, we offer loans and other services nationwide to experienced owner-operator franchisees in the quick service restaurant, or QSR, industry.

        Through our branches and our Internet website at www.ppbi.com, we offer a broad array of deposit products and services, including checking, money market and savings accounts, cash management services, electronic banking services, and on-line bill payment. We also offer a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, home equity lines of credit, construction loans, farmland and consumer loans.

        Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol "PPBI." Our executive offices are located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and our telephone number is (949) 864-8000. Our internet website address is www.ppbi.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments thereto, that have been filed with the SEC are available free of charge on our Internet website. The information contained in our website or in any websites linked by our website is not a part of this prospectus or any prospectus supplement.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. For a description of these filings, reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the payment of cash dividends, repurchasing our outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, our operating subsidiaries and repaying, reducing or refinancing indebtedness.

        The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our operating subsidiary's funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments.

        Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

        The following summary of the material terms and provisions of our common stock is not complete and is subject to, and qualified in its entirety by, our second amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, and by the provisions of applicable Delaware law. You should refer to, and read this summary together with, our certificate of incorporation and our bylaws, to review all of the terms of our common stock.

General

        Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

        Each holder of common stock is entitled to:

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  one vote for each share held on all matters submitted to a vote of the shareholders;

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  receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends, subject to preferences that may be applicable to outstanding shares of preferred stock, if any, or limitations and restrictions under applicable bank regulations. See "Description of Preferred Stock—Dividends" on pages 9-10; and

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  share ratably in our net assets, legally available to holders of our common stock in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to any holders of shares of preferred stock and to creditors (unless provision for such payment has been made).

        Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.

        Our outstanding shares of common stock are validly issued, fully-paid and non-assessable.

Anti-takeover Provisions

        Delaware Anti-Takeover Law.    As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which generally prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation's outstanding voting stock, from engaging in a business combination with us for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Possible Future Issuance of Preferred Stock.    Our board of directors can at any time, under our certificate of incorporation and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares to take control.

        Removal and Vacancies on the Board of Directors.    Subject to the rights of any series of preferred stocks, directors may be removed by our stockholders at any time with or without cause and only by the affirmation vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our capital stock, voting together as a right class. Further, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirements, removal or other cause may be filled only by a majority vote of the directors then in office, whether or not a quorum is present. These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of our common stock.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

        Additional Provisions in Our Certificate of Incorporation and Bylaws.    Our certificate of incorporation and bylaws contain additional provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions that provide the board of directors with the exclusive power to fix from time to time the size of the board.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Restrictions on Ownership

        The BHCA generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Pacific Premier Bank. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of the voting stock of Pacific Premier Bank. In addition, the Change in Bank Control Act of 1978, as amended, or the CBC Act, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company

 DESCRIPTION OF PREFERRED STOCK

General

        This section of the prospectus describes the material terms and provisions of our preferred stock. When we offer to sell shares of our preferred stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the applicable provisions of Delaware law.

        Our authorized capital stock consists of 1,000,000 shares of our preferred stock, par value $0.01 per share. Under our certificate of incorporation, as amended, we may issue shares of preferred stock in one or more series, as may be determined by our board of directors. Our board of directors may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the stockholders. Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of our Company, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company. No shares of preferred stock are currently outstanding. Each series of preferred stock will be issued under a certificate of designation, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock.

        Our board of directors is authorized to determine or fix from time to time by resolution the following terms for each series of preferred stock, which will be described in a prospectus supplement:

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  the designation of such series and the number of shares to constitute such series;

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  the voting rights, if any, of the holders of stock of such series in addition to any rights affirmatively required by law;

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  the dividend rate;

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  whether dividends are cumulative and, if so, the date from which dividends cumulate;

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  the payment date for dividends;

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  redemption rights, the applicable redemption prices and such other conditions of redemption;

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  amounts payable to holders on our liquidation, dissolution or winding up;

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  the amount of the sinking fund, if any;

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  whether the shares will be convertible or exchangeable into equity or debt securities, and, if so, the prices and terms or rate of conversion and such other terms and conditions of such conversion or exchange;

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  whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions;

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  the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock; and

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  any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

        The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more shares of our capital stock.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.

Rank

        Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.

        Our board of directors will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

        Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

        Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve. Since we are a bank holding company with no significant assets other than the common stock of Pacific Premier Bank, we depend upon dividends from Pacific Premier Bank as our primary source of revenue. Accordingly, our ability to pay dividends is dependent upon the results of operations of Pacific Premier Bank and our receipt of dividends or other capital distributions from Pacific Premier

Bank. Various statutory and regulatory restrictions directly or indirectly limit the amount of dividends Pacific Premier Bank can pay to us.

Conversion or Exchange

        The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange and any such preferred stock will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

        If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemed.

        Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Pacific Premier, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except that, under regulations adopted by the Federal Reserve, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a "class of voting securities." In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the BHCA. A holder of 5% or more of such series that otherwise exercises a "controlling influence" over us could also be subject to regulation under the BHCA. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve under the CBC Act to acquire or retain 10% or more of that series.

DESCRIPTION OF DEBT SECURITIES

        The debt securities are to be issued under an indenture, or the indenture, between us and the trustee named in the applicable prospectus supplement as trustee, or the trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The debt securities may be issued from time to time in one or more series. The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

        The following summary of certain provisions of the indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement. Wherever particular sections or defined terms of the indenture are referred to in this prospectus or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement, as the case may be.

        We are a bank holding company for Pacific Premier Bank, and almost all of our operating assets are owned by Pacific Premier Bank. We are a legal entity separate and distinct from Pacific Premier Bank. We rely primarily on dividends from Pacific Premier Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Pacific Premier Bank. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of Pacific Premier Bank, and holders of debt securities should look only to our assets for payments of the debt securities.

Terms of Debt Securities

        The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as our board of directors may determine. The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.

        The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the third party to whom any interest on the debt securities will be payable, if other than the third party in whose name the debt securities are registered at the close of business on the regular record date for such interest;

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  the date or dates on which the principal of the debt securities will be payable;

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  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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  if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

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  if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

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  if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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  if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

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  if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under "—Defeasance and Covenant Defeasance—Defeasance and Discharge" on page 19 of this prospectus or "—Defeasance and Covenant Defeasance—Defeasance of Certain Covenants" on pages 19-20 of this prospectus, or under both such captions;

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  if applicable, whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositaries for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under "—Global Debt Securities" on pages 14-15 of this prospectus and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

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  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

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  any addition to or change in the covenants in the indenture applicable to the debt securities; and

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  any other terms of debt securities not inconsistent with the provisions of the indenture.

        Debt securities, including original issue discount debt securities, may be sold at a substantial discount below their principal amount. Certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special U.S. federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement. If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Senior Debt Securities

        Payment of the principal of and any premium and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

        Payment of the principal of and any premium and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities, as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange and Transfer

        The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global debt securities, a holder may present debt securities for exchange as provided above, or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office or agency of Pacific Premier at the place or places where the principal of and any premium and interest on the debt securities are payable. A holder will not incur a service charge for any registration of transfer or exchange of debt securities, but a holder must pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or us or our agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We expect to appoint the trustee as security registrar. Any agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional agents or rescind the designation of any agent or approve a change in the office through which any agent acts, except that we will be required to maintain an agent in each place of payment for the debt securities of each series.

        If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

        Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

        Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:

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  by the depositary to its nominee;

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  by a nominee of the depositary to the depositary or another nominee; or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor,

unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (ii) there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities represented by such global debt security, or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion of a global debt security will be registered in such names as the depositary may direct.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, a holder will not be entitled to have such global debt security or any securities registered by the global debt security registered in its name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture. All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

        Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee, referred to as participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants. Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to holders of debt securities, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at our office or the office of an agent or agents as we may designate for such purpose from time to time. Any such agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate debt securities additional agents or rescind the designation of any agent or approve a change in the office through which any agent acts, except that we will be required to maintain an agent in each place of payment for the debt securities of a particular series.

        All moneys or U.S. government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, a holder of debt securities is entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

        The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (i) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (ii) after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, exists, and (iii) certain other conditions as prescribed in the indenture are met.

        The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.

Events of Default

        Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

          (a)   our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

          (b)   our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

          (c)   our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

          (d)   our failure to observe or perform any other covenant or warranty of ours contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), which failure continues for 90 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

          (e)   with respect to senior debt securities, acceleration of any indebtedness for borrowed money by us having an aggregate principal amount outstanding of at least $25 million (or such other amount as may be agreed upon), if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 10 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; or

          (f)    certain events related to our bankruptcy, insolvency or reorganization.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately.

        If an event of default (other than those described in clause (f) above) occurs and is continuing with respect to debt securities of any series at the time outstanding, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of debt securities outstanding may declare the entire principal amount of all of the series of debt securities due and payable immediately.

        If, however, an event of default (other than those described in clause (f) above) has occurred and is continuing for less than all of the series of debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the debt securities may declare the entire principal amount of all debt securities of such affected series due and payable immediately.

        If an event of default described in clause (f) above with respect the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable.

        At any time following any declaration of acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as such direction does not conflict with any rule of law or with the indenture, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, (iii) such holder or holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

        We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the best of such officers' knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults and the nature and status thereof.

Modification and Waiver

        Modifications of and amendments to the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by such modification or amendment; provided , however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

          (a)   change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

          (b)   reduce the principal amount of, or any premium or interest on, any debt security;

          (c)   reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity;

          (d)   change the place or currency of payment of principal of, or any premium or interest on, any debt security;

          (e)   modify any of the subordination provisions in a manner adverse to the holders of those securities;

          (f)    impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

          (g)   reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

          (h)   reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

          (i)    except as provided by the indenture, modify provisions of the indenture relating to modification and waiver.

        In addition, as described in the indenture, certain modifications and amendments to the indenture may be made by us and the trustee without the consent of holders of debt securities.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of such series of debt securities, waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

        The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (i) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (ii) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security, and (iii) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (i) or (ii) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

        Defeasance and Discharge.    The indenture provides that, upon our exercise of our option (if any) to have Section 1302 of the indenture applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the irrevocable deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

        Defeasance of Certain Covenants .    The indenture provides that, upon our exercise of our option (if any) to have Section 1303 of the indenture applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "—Events of Default" on pages 16-17 of this prospectus and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

        We, the trustee and any of our agents or agents of the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Regarding the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS

        In this section, we describe the general terms and provisions of the warrants for the purchase of debt securities, preferred stock or common stock that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any debt securities, preferred stock or common stock. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        This summary of some of the terms and other provisions of the warrants that may be issued is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, which both will be filed with the SEC. You should refer to this prospectus, the prospectus supplement, the warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants. For more information on how you can obtain copies of the applicable warrant agreement, if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

        The applicable prospectus supplement related to an issuance of warrants will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price or prices of the warrants may be payable;

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  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any; and

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  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and Employee Retirement Income Security Act of 1974 considerations.

        Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

        Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement.

        After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

        In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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  the terms of the units and of any of the common stock, preferred stock, warrants and debt securities comprising the units, including whether and under what circumstances the units may be traded separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

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  whether the units will be issued fully registered or in global form.

        The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see "Where You Can Find More Information." We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or directly to purchasers on a continuous or delayed basis.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

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  the public offering price;

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities;

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  the proceeds from the sale of the securities to us;

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  any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

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  any discounts or concessions allowed or re-allowed or repaid to dealers; and

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  the securities exchanges on which the securities will be listed, if any.

        If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Unless otherwise mandated by order or other action taken by the SEC, any underwriters who are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in the common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

        We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

        Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

        Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Holland & Knight LLP, Washington, D.C., will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement. As of April 22, 2019, attorneys employed by that law firm beneficially owned approximately 10,582 shares of our common stock.

        The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Grandpoint Capital, Inc. and its subsidiaries as of and for the years ended December 31, 2017 and 2016 incorporated by reference in this prospectus from the Company's Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-224167) that the Company filed with the SEC on April 18, 2018 and that was declared effective on April 20, 2018, or the Registration Statement, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is included in the Registration Statement and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PACIFIC PREMIER BANCORP, INC.

$150,000,000

5.375% Fixed-to-Floating Rate Subordinated Notes due June 15, 2030

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

KEEFE, BRUYETTE & WOODS A Stifel Company

Co-Manager

D.A. Davidson & Co.

June 9, 2020